     As filed with the Securities and Exchange Commission on April 27, 2000
                           Registration No. 333-76999*


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 POST-EFFECTIVE
                              AMENDMENT NUMBER 1 TO


                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    MIDWEST MEDICAL INSURANCE HOLDING COMPANY
             (Exact name of registrant as specified in its Charter)

     State or other jurisdiction of incorporation or organization: Minnesota
          Primary Standard Industrial Classification Code Number: 6749
                 IRS Employer Identification Number: 41-1625287


                         7650 Edinborough Way, Suite 400
                      Minneapolis, MN 55435, (612) 838-6700

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            David P. Bounk, President
                    Midwest Medical Insurance Holding Company

         7650 Edinborough Way, Suite 4007650 Edinborough Way, Suite 400
                     Minneapolis, MN 55435, (612) 838-6700

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                               Ross C. Formell, Esq.
                               Best & Flanagan LLP
                               4000 U.S. Bank Place
                               601 Second Avenue South
                               Minneapolis, MN 55402
                                  ---------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after the effective date of this registration statement. If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

                                  ---------------


                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------

Title of Each                                       Proposed            Proposed
Class of                                            Maximum             Maximum
Securities                   Amount                 Offering            Aggregate                 Amount of
to be                        to be                  Price               Offering                  Registration
Registered                   Registered             Per Unit            Price                     Fee
----------                   ----------             --------            -----------               ------------
Class A Common Stock         20,000 shares          $1,080(1)           $21,600,000(1)            $6,372.00

(1) Estimated solely for the purpose of calculating the registration fee, based upon book value of securities of the registrant to be issued as of December 31, 1998.
                                  ---------------
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


* THIS FILING ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NUMBER 3 TO THE REGISTRANT'S FORM S-1 FILING, REGISTRATION NUMBER 333-29047, PURSUANT TO RULE 429.

                              CROSS REFERENCE SHEET

                   Pursuant to Rule 501(b) of Regulation S-K








Form S-1 Item Number and Caption                    Location in the Prospectus
--------------------------------                    --------------------------

1.  Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus                         Cover Page

2.  Inside Front and Outside Back Cover Pages
         of Prospectus                                                  Inside Front Cover Page; Outside
                                                                        Back Cover Page
3.  Summary Information, Risk Factors, and
         Ratio of Earnings to Fixed Charges                             PROSPECTUS SUMMARY

4.  Use of Proceeds                                                     Not Applicable

5.  Determination of Offering Price                                     THE OFFERING

6.  Dilution                                                            Not Applicable

7.  Selling Security Holders                                            Not Applicable

8.  Plan of Distribution                                                THE OFFERING

9.  Description of Securities to be Registered                          DESCRIPTION OF CAPITAL STOCK

10. Interests of Named Experts and Counsel                              Not Applicable

11. Information with Respect to the Registrant                          SELECTED FINANCIAL INFORMATION;
                                                                        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                                                        FINANCIAL CONDITION AND RESULTS OF
                                                                        OPERATIONS; BUSINESS; MANAGEMENT;
                                                                        DESCRIPTION OF CAPITAL STOCK; FINANCIAL
                                                                        STATEMENTS

12. Disclosure of Commission Position on
         Indemnification for Securities
         Act Liabilities                                                Not Applicable


PROSPECTUS

                    MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                      35,000 shares of Class A Common Stock


     Shares of Class A Common Stock are being offered by Midwest Medical Insurance Holding Company only to purchasers of insurance from Midwest Holding's wholly-owned subsidiary, Midwest Medical Insurance Company. Midwest Medical is a physician-controlled medical malpractice insurance company which provides professional liability insurance to Minnesota, Iowa, Nebraska, North Dakota, South Dakota, Illinois and Wisconsin physicians. These shares are offered and issued to you as part of your purchase of insurance from Midwest Medical. You are not required to pay anything for these shares in addition to your insurance premiums. You will earn these shares each day you are insured by Midwest Medical. Policyholders in Nebraska receive fewer shares than policyholders in other states due to the lower premiums charged by Midwest Medical in Nebraska. New purchasers of insurance will not actually receive these shares until they have been continuously insured by Midwest Medical for at least five years. See "The Offering."

     You may not transfer, sell or assign these shares to anyone else. These shares must be redeemed by Midwest Holding at net book value, excluding the value of Midwest Medical, which is our principal asset, upon termination of your insurance coverage with Midwest Medical for any reason. See "Description of Capital Stock." As of December 31, 1999, the redemption value of Midwest Holding was $63.18 per share.

                        --------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        --------------------------------

                   The date of this Prospectus is May __, 2000.

                              [inside front cover]

     No one is authorized to give you any information about this offering, or to make any representations about this offering to you, other than those contained in this prospectus. If someone does, you cannot rely upon that information or representation. The delivery of this prospectus and distribution of these shares does not imply that there has been no change in Midwest Holding's affairs since the date of this prospectus, or that the information is correct as of any later date. This prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities other than these shares.

                                TABLE OF CONTENTS


                                                                                                     Page


Prospectus Summary...................................................................................   2


The Offering.........................................................................................   3


Selected Financial Information.......................................................................   4


Business..............................................................................................  6


Management...........................................................................................  12


Management's Discussion and Analysis of Financial Condition and Results
     of Operations..................................................................................   18


Description of Capital Stock.........................................................................  30


Legal Matters........................................................................................  31


Experts..............................................................................................  32

Available Information...............................................................................   32

Index to Financial Statements........................................................................  33

APPENDIX - Allocation schedule....................................................................... A-1

                               PROSPECTUS SUMMARY



     This summary, along with the information on the cover page, highlights what we believe is the most important information about the offering. However, you should read this entire prospectus for a complete understanding of our business and the securities offered.



THE COMPANIES


     Midwest Medical is in the business of providing professional liability insurance to physicians. It also provides such insurance, as well as general and umbrella excess liability insurance, to clinics, hospitals and healthcare systems. It is a wholly-owned subsidiary of Midwest Holding. The address and telephone number of the principal executive offices of Midwest Holding and Midwest Medical are: 7650 Edinborough Way, Suite 400, Minneapolis, Minnesota 55435; (612) 838-6700.


THE SHARES


     You will not receive a certificate for these shares. These shares may be owned by individual physicians or by individual physicians jointly with the legal entities in which they practice. In the latter case, only the physician can vote the shares. See "Description Of Capital Stock."

     You are entitled to only one vote, regardless of the number of the shares you hold. The Minnesota Medical Association holds the single class B common share of Midwest Holding presently outstanding. This gives it the exclusive right to vote for the election of directors. The holders of the Class A shares, at any time, may vote to cause Midwest Holding to redeem the class B common share for $1,000. If they do this, they will obtain the right to elect directors.

                                  THE OFFERING


     These shares are being offered only to purchasers of insurance from Midwest Medical, who will earn shares each day they are insured by Midwest Medical. Purchasers of insurance are not required to pay anything for the shares in addition to their insurance premiums. The shares will be allocated semi-annually, according to the allocation schedule which is set forth in the appendix to this Prospectus. The shares allocated to new purchasers of insurance are not issued until the end of five years of continuous coverage by Midwest Medical. Termination of coverage before the completion of five years of coverage will result in a forfeiture of accrued but unissued shares. Persons who were purchasers of insurance from the Iowa Physician's Mutual Insurance Trust or Medical Liability Mutual Insurance Company of Nebraska at the time of the merger between those entities and Midwest Medical were not subject to the five-year vesting requirement. Those persons were issued shares upon completion of those transactions and shares they accrue currently are deemed issued when they are allocated.

     The allocation schedule contained in the Appendix lists the number of shares accrued by each physician for each year of insurance coverage based upon his or her insurance risk class. The risk class each physician is assigned is based on his or her medical specialty and is the same risk class to which the physician has been assigned by Midwest Medical for purposes of writing the professional liability insurance for the physician. Annual insurance premiums are based on these risk classes. The number of shares shown in the table therefore reflect, indirectly, the relative premiums paid to Midwest Medical by each policyholder. These allocations have changed since Midwest Medical began its business. Midwest Holding reserves the right to change the allocation schedule in the future.

     The shares allocated to Nebraska physicians are reduced because policy limits, and therefore premiums, are lower in Nebraska. The amount of this reduction is determined by Midwest Medical's regular external actuaries to adjust for the difference between the policy limit of policies issued in Nebraska as compared to the base policy limit issued by Midwest Medical in all other states in which it does business. Currently, a Nebraska policyholder of Midwest Medical would be allocated the right to receive 58.1% of the shares of Midwest Holding otherwise indicated by the allocation schedule. This is based upon current information and policy limits, and the factor used may be recalculated from time-to-time.

     No certificates for these shares are issued. Although the shares have been registered under the Securities Act of 1933 and state securities laws, they are nontransferable, and there is no market in which they may be sold. Upon termination of a physician's insurance policy with Midwest Medical for any reason, the shares must be redeemed by Midwest Holding. See "Description Of Capital Stock."

     No independent brokers, dealers, or underwriters have been engaged to represent Midwest Holding in this offering and no commissions will be paid to any person. These shares will be offered and sold solely by officers of Midwest Holding.
                                       3

                         SELECTED FINANCIAL INFORMATION


     The following selected financial data of Midwest Holding for the five years ended December 31, 1999 are derived from the audited financial statements of Midwest Holding. This data should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this prospectus.







                                                                  YEAR ENDED DECEMBER 31

              OPERATIONS DATA                  1995(2)       1996(2)        1997(1)       1998(1)       1999(1)

------------------------------------------------------------------------------------------------------------
                                                        (Amounts in thousands, except per share data)

Net premiums earned                           $ 29,798      $ 31,177     $ 32,916     $ 35,014     $ 46,583
Net investment and other income                 14,258        15,558       19,276       21,404       21,006
                                              --------      --------     --------     --------     --------
Total revenue                                   44,056        46,735       52,192       56,418       67,589

Loss and loss adjustment expenses               37,560        32,257       31,834       37,494       41,468
Policyholder dividends                              --            --           --           --       10,175
Underwriting and other operating
 expenses                                        6,482         5,539        6,595       10,287       13,394
                                              --------      --------     --------     --------     --------
                                                44,042        37,796       38,429       47,781       65,037
                                              --------      --------     --------     --------     --------
Income before income taxes                          14         8,939       13,763        8,637        2,552
Income taxes (benefit)                          (1,711)        1,458        4,463        2,689          816
                                              --------      --------     --------     --------     --------
Net income                                    $  1,725      $  7,481     $  9,300     $  5,948     $  1,736
                                              ========      ========     ========     ========     ========


Net income per common share -
assuming dilution                             $  13.74      $  58.33     $  70.23     $  43.65     $  12.53
Number of shares used in per share
calculation                                    125,536(3)    128,259      132,427      136,251      138,517

Net income/total revenue                         3.9%         16.0%        17.8%        10.5%        2.6%

Return on average equity                         1.7%          6.5%         7.4%         4.2%        1.1%

                                                                            DECEMBER 31

             FINANCIAL CONDITION                 1995(2)       1996(2)       1997(2)       1998(1)       1999(1)

---------------------------------------------------------------------------------------------------------------------
                                                         (Amounts in thousands, except per share data)


ASSETS

Fixed maturities at fair value                 $182,817        $183,561     $171,975     $164,652     $153,950
Equity securities at fair value                  28,311          38,001       49,759       86,553      104,898
Short-term investments                           15,015           7,898       13,909        3,556        9,128
Other                                                --              --       10,000       10,000       10,000
                                               --------        --------     --------     --------     --------
Total investments                               226,143         229,460      245,643      264,761      277,976


Reinsurance recoverable on paid and
unpaid losses                                    25,112          22,174       19,117       16,499       19,285
Other assets                                     13,329          10,359       10,755       14,223       22,915
                                               --------        --------     --------     --------     --------
Total assets                                   $264,584        $261,993     $275,515     $295,483     $320,176
                                               ========        ========     ========     ========     ========

LIABILITIES

Unpaid losses and loss adjustment
expenses                                       $120,264        $110,037     $107,806     $110,964     $119,141
Other liabilities                                34,053          33,074       33,942       33,926       45,432
                                               ---------       --------     --------     --------     --------
                                                154,317         143,111      141,748      144,890      164,573

REDEEMABLE STOCK
Class A and Class B Common Stock
at redemption value                               6,975           7,604        7,477        8,147        7,803


OTHER SHAREHOLDERS' EQUITY                      103,292         111,278      126,290      142,446      147,800
                                               ---------       --------     --------     --------     --------
Total liabilities, redeemable stock and

shareholders' equity                           $264,584        $261,993     $275,515     $295,483     $320,176
                                               ========        ========     ========     ========     ========

Midwest Medical Insurance Holding
Company:
       Class A Common Shares issued
       and outstanding                          116,251(3)      118,209      121,322      125,682      123,509
       Redemption value per share              $  60.00        $  64.33     $  61.63     $  64.81     $  63.18
       Class A Common Shares
       redeemed                                  12,424          10,272       10,306        9,005       15,024
       Amount paid to terminating
       policyholders upon redemption           $    829        $    608     $    648     $    523     $    954

-------------------------------------------------------

(1) Amounts derived from audited consolidated financial statements of Midwest Holding included in this Prospectus.


(2) Amounts derived from audited consolidated financial statements of Midwest Holding.


(3) Includes pro forma shares computed to give retroactive effect to the merger of Midwest Holding /Midwest Medical with MLM. See Note 1 to the consolidated financial statements included in this Prospectus.

                                    BUSINESS


     Background. Midwest Medical was originally organized in 1980 under the direction of the Minnesota Medical Association to provide professional liability insurance to Minnesota physicians who were its members. At that time, claims and awards in medical malpractice cases had been increasing dramatically, and physicians were faced with substantial premium increases and a declining number of insurers offering medical malpractice coverage. The business was reorganized in 1988 into a stock insurance company, Midwest Medical, wholly owned by a holding company, Midwest Holding, which could pursue other business opportunities. The reorganization also was effected to give physicians a limited equity interest in their malpractice insurer, which would give them input into the operations of the insurer and an opportunity to share in any profits, while preserving the capital and surplus of Midwest Medical. On July 1, 1993, the Iowa physician-owned malpractice insurer, Iowa Physician's Mutual Insurance Trust, was merged into Midwest Medical, and on June 5, 1996, the Nebraska physician-owned malpractice insurer, Medical Liability Mutual Insurance Company of Nebraska, was merged into Midwest Medical.


     Midwest Medical now provides professional liability insurance to physicians and clinics in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota and South Dakota. Professional liability, general liability and umbrella excess liability insurance is also available to hospitals, and healthcare systems through Midwest Medical. Midwest Medical has had the sponsorship of the Minnesota Medical Association since inception and also has the sponsorship of the Iowa and North Dakota medical associations.


     During 1997, Midwest Holding formed Midwest Medical Solutions, Inc. as a business development company to strengthen and promote the independence and interdependencies of physicians, clinics and hospitals served by Midwest Medical. Solutions is currently considering several business development opportunities. These include practice enhancement, strategic consulting, and electronic processing and integration services and support. Solutions purchased the assets of MedPower Information Services, Inc. effective January 1, 1998. Solutions then contributed those assets to its newly formed, wholly-owned subsidiary, MedPower Information Resources, Inc. MedPower processes and electronically submits medical claims for over 100 healthcare providers in the Upper Midwest. MedPower also provides various information consulting and network support services. Together, Solutions and MedPower had assets of less than $3,000,000 at December 31, 1999 and revenues of less than $500,000 for the year ended December 31, 1999.

     MMIHC Insurance Services, Inc. was incorporated in 1995 and began active operations in January 1999 with the acquisition of a book of business from Johnson-McCann Benefits, Inc. Midwest Holding provided $1,500,000 of capital to Services to fund the first of three installment payments on this purchase as well as to provide additional funds for future agency acquisitions. The second installment payment was made in January, 2000 and the third will be made in 2001. Services is an insurance agency specializing in providing clients with group insurance products such as health, dental, life, and disability. Commission income from insurance carriers is the principal source of revenue. Services had assets of approximately $1,600,000 at December 31, 1999 and had revenues of approximately $1,700,000 for the year ended December 31, 1999.

     Management Agreement. Midwest Medical, Solutions and MedPower pay
Midwest Holding for comprehensive management, administration, and underwriting services, and for use of Midwest

Holding's facilities, equipment and personnel. Midwest Holding receives a management fee generally equal to the cost of providing such services, plus 10 percent. Midwest Holding employs all of the employees, and owns all of the non-financial assets, used in the operation of these businesses. The agreement must be reviewed and approved periodically by the Minnesota Department of Commerce.

     Services operates independently with its own management and administrative staff, and therefore does not have a management agreement with Midwest Holding.


     Insurance Policies. Midwest Medical primarily writes policies of medical professional liability insurance to: (1) individual physicians, (2) clinics formed as partnerships or professional corporations comprised of physicians, and
(3) hospitals and healthcare systems. In addition, Midwest Medical writes business liability insurance providing coverage for claims against a medical business entity resulting from acts by its employees, and office premises liability insurance providing coverage for claims arising out of the ownership, maintenance or use of office space.

     In addition to meeting Midwest Medical's underwriting standards, insured physicians must be licensed to practice in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota or South Dakota, and conduct a majority of their practice in such states. All insured clinics must have their principal place of business in one of Midwest Medical's states and all full-time physicians practicing with insured clinics must be insured by Midwest Medical.


     Midwest Medical offers a "claims-made" medical malpractice liability insurance policy. Under a claims-made policy, coverage is provided for claims asserted and reported to Midwest Medical while the policy is in effect concerning occurrences which took place after a certain date set forth in the policy. Midwest Medical also offers extended reporting endorsements, which are commonly called "tails", which provide coverage of claims first made after the insured physician or clinic terminates basic insurance coverage with Midwest Medical, but concerning occurrences which took place while the insurance coverage was in effect.

     Midwest Medical offers basic limits of coverage from $1,000,000 for each claim, with a $3,000,000 annual aggregate limit, up to $12,000,000 for each claim, with a $14,000,000 annual aggregate limit. Excess coverage above the basic limits is available from Midwest Medical's reinsurers.


     Reinsurance. Midwest Medical purchases reinsurance in order to reduce its liability on individual risks and to protect against catastrophic losses. A reinsurance transaction takes place when an insurance company transfers, or "cedes", to another insurance company a portion of its risk exposure on insurance it writes. The reinsurer assumes the exposure in return for a portion of the premium. The reinsurer's liability is limited to losses it assumes. However, if the reinsurer fails to pay, Midwest Medical remains primarily liable for the loss. Midwest currently uses reinsurance to limit its risk on any single claim to $750,000.


     Midwest Medical's current reinsurance contract is in effect over the three-year period of 1998 through 2000. The primary layer of coverage provides $1,250,000 of coverage in excess of $750,000 of retention per insured. The premium ceded for this coverage is based upon the losses paid under the contract limited to a minimum of 1.27% and a maximum of 9.21% of the underlying Midwest Medical subject premium. Midwest Medical has utilized this "swing-rated" treaty mechanism since

1992. These treaties do not include a commutation clause, but rather develop over time as claims are handled. There are no claims outstanding from years prior to 1992. All contracts for years prior to 1992 have been commuted. For limits of liability greater than 2,000,000, Midwest Medical "cedes" all premium and exposure to reinsurers and collects a ceding commission of 25%. The reinsurers, their participation percentages, and their A.M. Best rating are listed below.

     -    General Reinsurance Corporation, (80%), A++
     -    Hannover Reinsurance Company, (7%), A+
     -    Transatlantic Reinsurance Company, (6.5%), A+
     -    CNA Re, UK, (6.5%), A

     Marketing and Distribution. Marketing of Midwest Medical policies in Minnesota, Iowa, South Dakota, North Dakota, Nebraska, Illinois and Wisconsin primarily is handled directly by Midwest Medical through salaried marketing representatives. Midwest Medical also has marketing arrangements with a select group of large national brokers to assist Midwest Medical in the production of large accounts and in the production of new coverages as they are developed. These brokers will sell Midwest Medical's products in all states in which Midwest Medical is licensed to do business. Midwest Medical hospital insurance policies are marketed directly by Midwest Medical and through independent agents and brokers. Midwest Medical approves all policies sold by agents prior to their becoming effective, and no commissions are earned by agents until approval has been granted.


     Investments. Midwest Medical's investment portfolio is under the direction of the Board of Directors acting through the Investment Committee. The Investment Committee establishes Midwest Medical's investment policy which, in summary, is to assist in maintaining Midwest Medical's financial stability by preserving assets and maximizing pre-tax investment income. Adequate liquidity is maintained to assure that Midwest Medical has the ability to meet its insurance operational requirements, in particular the payment of claims. Midwest Medical employs outside investment managers who have discretion to manage the portfolio consistent with the policies set by Midwest Medical. In addition, the Investment Committee utilizes the services of a consultant who calculates performance measures and provides an independent opinion on the overall results being obtained by the investment managers.


     Midwest Medical's investment portfolio consists primarily of investment grade fixed income instruments, including United States Government, governmental agency, and corporate bonds. Fixed income investments comprised approximately 55% of total invested assets at December 31, 1999 compared to 62% at December 31, 1998. Equity securities comprised approximately 37% of total invested assets at December 31, 1999 compared to 33% at December 31, 1998. The increase in the proportion of equity securities was due to an increase in equity market values and a decrease in market values of fixed income securities. The remainder of Midwest Medical's investment portfolio, 8% and 5% at December 31, 1999 and 1998, respectively, was invested in a real estate investment trust and short-term instruments.


     The following table sets forth the composition of the combined investment portfolio of Midwest Medical at the dates indicated:


                                                                  BOOK VALUE AT DECEMBER 31,
                                                                  --------------------------
                                                                        (IN THOUSANDS)


Investments                                                 1997                 1998                          1999
---------------------------------------------------------------------------------------------------------------
Fixed maturities at fair value
  (cost: 1997 - $170,590,


         1998 - $161,430, 1999 - $159,464)               $171,975              $164,652                   $153,950

Equity securities at fair value
  (cost: 1997 - $20,595,
         1998 - $41,907,  1999 - $46,216)                  49,759                86,553                    104,898
Short-term                                                 13,909                 3,556                      9,128
Other                                                      10,000                10,000                     10,000
                                                          -------              --------                   --------
Total Investments                                        $245,643              $264,761                   $277,976
                                                         ========              ========                   ========




The following schedule compares the average yield on investments during the last three years.




                                                              YEAR ENDING DECEMBER 31,
                                                              ------------------------

                                                             1997      1998       1999

      Average yield                                          4.9%      4.3%       5.4%


     The fair value of fixed maturities at December 31, 1999, by contractual maturity, is shown below as a percentage of the total fixed maturities portfolio:



                                          PERCENTAGE OF FIXED
         MATURITY                    MATURITY PORTFOLIO AT FAIR VALUE
         --------                    --------------------------------
         0 - 1 year                                3%
         1 - 5 years                              20
         5 - 10 years                             28
         Over 10 years                            49
                                                 ---
                                                 100%
                                                 ===



     Rating. A. M. Best & Company, Inc. ("Best's"), publisher of Best's Insurance Reports, Property-Casualty, has assigned Midwest Medical an A, or excellent, rating in 1999. Best's ratings range from A++ to F, and are based on an analysis of the financial condition and operation of an insurance company compared with the industry in general. Midwest Holding believes that a favorable rating has a positive effect since customers and their advisors often review Best's ratings when selecting an insurer and are more apt to purchase insurance from a company with a positive rating because of the greater security and stability associated with a positive rating. A positive rating indicates the ability of an insurer to meet its insurance obligations and does not directly indicate the value of the insurer's securities.

     Government Regulation. Governmental regulation applies to Midwest Medical in the states in which it conducts business - Minnesota, Iowa, Nebraska, Illinois, Wisconsin, North Dakota and South Dakota. Regulation is conducted by state agencies which have broad administrative power dealing with all aspects of Midwest Medical's business, including policy terms, rates, dividends and retroactive premium adjustments to purchasers of insurance, and dividends to Midwest Holding.


Dividends that exceed the greater of 10% of MMIC's prior year-end policyholder surplus or Midwest Medical's prior year net income excluding realized capital gains are considered extraordinary under Minnesota insurance statutes. Payment of extraordinary dividends are subject to the approval of the Commissioner of the Department of Commerce of the State of Minnesota. At December 31, 1999, the maximum dividend that may be paid by Midwest Medical in 2000 without regulatory approval is approximately $16,476,000. Midwest Medical paid cash dividends to Midwest Holding of $2,050,000 and $2,000,000 in 1999 and 1998, respectively. State statutes also require Midwest Holding to file periodic information with state regulatory authorities, and these authorities conduct a financial and business conduct examination every three years. Statutes governing insurance holding company systems in Minnesota apply to Midwest Holding. These statutes concern primarily the acquisition of control of insurance companies.

     Competition. Midwest Medical's major competitor is the St. Paul Companies. The St. Paul Companies is a major national property-casualty insurance company. It is the largest writer of medical professional liability insurance in the United States, and it is many times larger than Midwest Medical. In addition to the St. Paul Companies, several other national companies have become active in the last several years, including Medical Protective Insurance Company, CNA Insurance Company, Zurich Insurance Company, Fireman's Fund Insurance Company and American Continental Insurance Company. At this time these additional competitors have achieved limited market penetration, but represent an increasing competitive pressure for the future. In addition, several other physician-owned specialty carriers have entered the market, but have yet to be a significant factor in Midwest Medical's area. Finally, in the mid-1990's, several large self-insured hospitals in Minneapolis and Des Moines purchased Midwest Medical insured clinics, and other physician practices were purchased by large, self-insured clinics such as the Mayo Clinic. In response to the consolidation occurring among health care providers, Midwest Medical expanded its underwriting capacity by partnering with its reinsurers to provide the types of coverages needed by larger health organizations. Midwest Medical is the only carrier in Minnesota, Iowa and North Dakota markets endorsed by local medical societies and owned by its insured physicians, which management believes gives Midwest Medical a competitive advantage in marketing to physicians.

     The market for medical professional liability insurance is changing, especially with the dramatic changes proposed and occurring in the broader health care industry. Various changes in the market for medical professional liability insurance are possible as a result of developments such as practice consolidation and integration, physician-hospital organizations and various forms of managed health care. Management is developing new programs and products which it believes will allow it to remain competitive as such change occurs, although no assurance can be given that these programs and products will succeed.

     Employees. On December 31, 1999, Midwest Holding employed 83 persons, of whom nine were executives, 51 were supervisory employees or specialists, and 23 were clerical employees. As of December 31, 1999, Services employed 10 persons of whom one was an executive, 8 were supervisory employees or specialists, and one was a clerical employee. None of the employees is covered by a collective bargaining agreement and management believes that relations with employees are good.

     Properties. Midwest Holding owns the following fixed assets, all of which are used in the conduct of its business:


                                                                                                          Net Book Value
                                                                                                         December 31, 1999
                                                                                                        ------------------

Office furniture and equipment                                                                               $726,517
Leasehold improvements at leased premises                                                                     156,043
Computer hardware                                                                                             465,033
Computer system software                                                                                    1,453,310
                                                                                                           ----------

         Total                                                                                             $2,800,903
                                                                                                           ==========



Midwest Holding and Midwest Medical own no real estate. Effective October 1, 1999, Midwest Holding moved to new offices in Edina, Minnesota of 26,069 square feet. This space is leased for a term of 6 years, 2 months. Midwest Holding also leases approximately 15,765 square feet of office space in Edina, Minnesota under a 10-year lease that expires in 2001. This space was sublet for the duration of that lease effective December 1, 1999. Midwest Holding also leases 4,060 square feet of office space in West Des Moines, Iowa under a 10-year lease that expires in 2000, with an option for Midwest Holding to extend the term for an additional five years. Midwest Holding also leases 1,249 square feet of office space in Omaha, Nebraska under a three year lease that expires November 30, 2000. Services operates out of a separate 4,000 square foot facility located in Shoreview, Minnesota. This lease expires in 2000. Solutions and MedPower operate out of a separate, leased, 3,149 square foot facility also located in Edina, Minnesota. This lease expires in 2001. Aggregate annual rent expense was $637,585 for 1999 and $501,032 for 1998.

     Litigation. Midwest Medical believes that its reserves are adequate to cover possible liability from claims and lawsuits on policies which arise in the normal course of its insurance business. Midwest Medical is not a party to any other pending or threatened legal proceeding which it believes could have a material adverse effect on its operations.

                                   MANAGEMENT


DIRECTORS


     The names and ages of the directors of Midwest Holding and Midwest Medical, the year each first became a director, and the number of shares owned by each as of December 31, 1999, are as follows:





                                                                                                        CLASS A
                                                                                                        COMMON
                                                  DIRECTOR                  PRINCIPAL                   SHARES
                  NAME                     AGE     SINCE                   OCCUPATION                   OWNED
--------------------------------------------------------------------------------------------------------------------
Michael Abrams                             38       1996    Exec V.P. Iowa Medical Society                   -
John R. Balfanz, M.D.                      54       1995    Physician                                       16
Gail P. Bender, M.D.                       52       1996    Physician                                       25
James R. Bishop, M.D.                      58       1994    Physician                                        -
David P. Bounk                             53       1995    President and CEO                                -
Thomas C. Evans, M.D.                      44       1999    Physician                                       30
Roger L. Frerichs, M.D.                    60       1988    Surgeon                                         92
Richard Geier, Jr., M.D.                   59       1995    Physician                                       28
Anthony C. Jaspers, M.D.                   52       1996    Physician                                       54
Russel J. Kuzel, M.D.                      47       1997    Physician                                       29
Wayne F. Leebaw, M.D.                      56       1994    Physician                                       26
Mark O. Liaboe, M.D.                       46       1999    Physician                                        7
Steven A. McCue, M.D.                      58       1995    Physician                                      133
Harold W. Miller, M.D.                     52       1996    Physician                                       29
Anton S. Nesse, M.D.                       61       1989    Radiologist                                     56
Mark D. Odland, M.D.                       47       1996    Physician                                       94
G. William Orr, M.D.                       64       1996    Physician                                       57
Paul S. Sanders, M.D.                      55       1984    CEO-MN Medical Assoc.                            -
Richard D. Schmidt, M.D.
  Secretary                                56       1990    Physician                                      158
Judith F. Shank, M.D.                      57       1999    Physician                                       16
Andrew J. K. Smith, M.D.
  Chairman of Board                        57       1990    Neurological Surgeon                             -
G. David Spoelhof, M.D.                    46       1989    Physician                                       51
Thomas D. Throckmorton, M.D.               54       1997    Physician                                       76
R. Bruce Trimble, M.D.
  Vice Chair of Board                      59       1993    Physician                                        -



     On December 31, 1999 the directors of Midwest Holding, as a group, owned 977 shares, or less than one percent of the total shares outstanding. No executive officer owned any shares.

     All of the directors have been principally engaged in the practice of medicine for more than five years, except for Dr. Sanders who has been the Executive Vice President of the Minnesota Medical Association since 1990; Michael Abrams, who has been the Executive Director of the Iowa Medical Society since 1996; and David P. Bounk, who has been President and CEO of Midwest Holding since 1991. Prior to 1996, Mr. Abrams was Director, Governmental Relations of the Indiana Medical Association for nine years.

     The Bylaws of Midwest Holding require its Board of Directors to include the following: (1) up to 20 physicians divided into three classes and elected for staggered three-year terms; (2) for as long as the Class B Common Share is outstanding, the Chief Executive Officer of the Minnesota Medical Association and the Executive Vice President of the Iowa Medical Society, both of whom are non-voting directors; (3) the President of Midwest Holding as a non-voting director; and (4) such additional non-voting and advisory members as the Board of Directors may determine. At least two-thirds of the voting members of the Board of Directors must be members of a state medical association and insured by Midwest Medical. The Minnesota Medical Association, which has the exclusive right to elect directors, has agreed to elect the directors nominated by a committee of the Board of Directors. Directors serve until their successors are elected and qualified or until their prior resignation, removal, death or disqualification.


     The Bylaws of Midwest Holding also require the election of directors who are members of the Iowa Medical Society in a number, when compared to the total number of directors, which is proportionate to the number of Iowa purchasers of insurance compared to the total number of Midwest Medical purchasers of insurance, with a minimum of two Iowa directors, one of whom shall be the Executive Vice President of the Iowa Medical Society, for as long as the class B common share is outstanding. The Minnesota Medical Association has placed the class B common share in a voting trust which requires the trustee to vote the share for the election of the Iowa directors nominated by the Iowa Medical Society.


     The Board of Directors of Midwest Holding has the following standing committees:
     -    Executive;
     -    Audit and Budget;
     -    Nomination;
     -    Compensation.

     The activities and current membership of each of these committees are described below:

     The Executive Committee has the full power to act for the Board between its meetings. The members of the Executive Committee include the Chairman, Vice Chairman and Secretary of the Board of Midwest Holding, the President, and other individuals appointed by the Board of Directors. The persons currently on the Executive Committee are as follows:

     -    Andrew J.K. Smith, Chairman
     -    Michael Abrams.
     -    David P. Bounk
     -    Roger L. Frerichs, M.D.
     -    G. Richard Geier, M.D.
     -    Paul S. Sanders, M.D.
     -    Richard D. Schmidt, M.D.
     -    R. Bruce Trimble, M.D.

     The Audit and Budget Committee reviews and approves the annual audit of the books and records and annual budget of Midwest Holding. The members of the Audit and Budget Committee are:

     -    R. Bruce Trimble, M.D.
     -    Andrew J.K. Smith, M.D.
     -    G. Richard Geier, M.D.
     -    John R. Balfanz, M.D.
     -    Thomas D. Throckmorton, M.D.

     The Nominating Committee submits to the Board of Directors all nominees for election to the Board. The Chairman of the Board is a member of the Nominating Committee together with the Vice-Chairman of the Board, the Chairman of the Board of the Minnesota Medical Association or his or her designate, the Chief Executive Officer of the Minnesota Medical Association, and two members appointed by the Board. The members of the Nominating Committee are:

     -    Andrew J.K. Smith, M.D.
     -    Paul S. Sanders, M.D.
     -    Michael Abrams
     -    R. Bruce Trimble, M.D.
     -    Anthony Jaspers, M.D.
     -    Paul Matson, M.D.

     The Compensation Committee reviews and establishes the compensation and benefits of all executives of Midwest Holding. The Committee consists of the Chairman of the Board, the Vice Chairman of the Board, and four additional members appointed by the Board. The current members of the Compensation Committee are:

     -    Andrew J.K. Smith, M.D.
     -    R. Bruce Trimble, M.D.
     -    James R. Bishop, M.D.
     -    Harold W. Miller, M.D.
     -    John R. Balfanz, M.D.
     -    Steven A. McCue, M.D.


     The Bylaws of Midwest Medical provide that the directors of Midwest Holding shall also serve as the directors of Midwest Medical, with the exception of any outside directors of Midwest Holding. Outside directors are persons who are not policyholders of Midwest Medical or members of the Minnesota Medical Association. There are currently no outside directors of Midwest Holding so the Boards of Midwest Holding and Midwest Medical are identical.

     The Chairman of Midwest Holding Board of Directors (currently Dr. Smith) is paid an annual fee of $41,707. All members of the Board of Directors are paid $750 for each meeting of the Board of Directors they attend. In addition, members of the Executive Committee are paid $750 for each meeting of the Executive Committee they attend, and committee chairmen are paid $600 for each meeting of the standing committee they chair. Other members of standing committees are paid between $300 and $500, depending upon distance traveled, for each committee meeting they attend.


EXECUTIVE OFFICERS

     The names, ages and positions of the executive officers of Midwest Holding and Midwest Medical are as follows:




                                                                     PERIOD OF
                                            POSITION                 SERVICE AS               PRINCIPAL
           NAME             AGE           WITH COMPANY               AN OFFICER               OCCUPATION
-------------------------------------------------------------------------------------------------------------------
David P. Bounk              53       President and Chief            8/1/90 to date        President and Chief
                                     Executive Officer -                                  Executive Officer-
                                     Midwest Holding                                      Midwest Holding

Niles A. Cole               38       Vice President-Finance,          1998 to date        Vice President-Finance,
                                     Treasurer and Chief                                  Treasurer and Chief
                                     Financial Officer                                    Financial Officer

Jack L. Kleven              53       President - Midwest              1986 to date        President - Midwest
                                     Medical and Chief                                    Medical and Chief
                                     Operating Officer                                    Operating Officer

Elizabeth S. Lincoln        46       Vice President-Law and           1990 to date        Vice President-Law and
                                     Health Policy                                        Health Policy

Thomas H. Lee               56       Vice President -                 7/99 to date        Vice President - Information
                                     Information Systems                                  Information Systems

Gerald M. O'Connell         45       Vice President -                 1998 to date        Vice President -
                                     Marketing                                            Marketing

Michael G. Rutz             46       Vice President -              5/15/95 to date        Vice President -
                                     Underwriting                                         Underwriting

Jerry A. Zeitlin            49       Vice President - Claims          7/99 to date        Vice President - Claims

     Mr. Bounk has over 31 years experience in the insurance industry and joined Midwest Holding and Midwest Medical as President and Chief Executive Officer in August 1990. From July 1982 through July 1990, he was Executive Vice President and Chief Operating Officer of Missouri Medical Insurance Company, a corporation providing malpractice insurance to physicians in Missouri. Mr. Bounk has an MBA degree in finance.

     Mr. Bounk has an employment agreement which renews annually for successive calendar year terms unless it is terminated by either party at least 60 days prior to any renewal date. The agreement provides that Mr. Bounk's base salary will be adjusted annually by the Executive Committee. If the agreement is terminated by Midwest Holding for cause or by Mr. Bounk voluntarily, he is entitled to receive his base salary for 30 days thereafter. If the agreement is terminated by Midwest Holding without cause, Mr. Bounk is entitled to receive his base salary for six months thereafter, plus one additional month for each year of service, up to a maximum of 12 additional months, and then only until he commences new employment or self-employment. The agreement also prohibits Mr. Bounk from competing with Midwest Holding for one year following his termination of employment.

     Effective January 1, 1997, the Midwest Holding entered into termination agreements with the executive officers. These agreements provide a severance package to these executives in the event of termination of employment without cause.

     Mr. Cole has over 16 years experience in the insurance industry. He joined Midwest Holding in December 1996 and he has been in his current position since March 1998. He was Vice President of Physicians Insurance Exchange in Seattle, Washington for seven years prior to joining Midwest Holding. He has BS degrees in accounting and finance.

     Mr. Kleven has over 26 years experience in medical malpractice claims adjusting and management. He joined Midwest Holding in 1983, and was Vice President, Claims since March 1986. He was promoted to Chief Operating Officer on January 1, 1998. Prior to joining Midwest Holding, he was a liability manager at The St. Paul Companies for six years. He has a BS degree in business.

     Ms. Lincoln has over 16 years experience in medical professional liability risk management. She joined Midwest Holding in 1982, and was Vice President, Risk Management since January 1990. She transferred to Vice President, Law and Health Policy, effective January 1, 1998. She has a law degree.

     Mr. Lee has over 25 years experience in the insurance industry. Prior to joining Midwest Holding in 1998 he owned an insurance related technology consulting business. From 1971 to 1989 he was Senior Vice President Administration of American Hardware Mutual Insurance Company. He has BA degrees in mathematics and statistics.

     Mr. Rutz has over 21 years experience in the insurance industry, including 10 years in medical malpractice. From June 1986 through April 1994, he was Senior Regional Underwriting Manager with St. Paul Fire and Marine Insurance Company. From May 1994 through April 1995, he was Vice President with Alexander and Alexander, insurance brokers. He joined Midwest Holding in May 1995 as Vice President-Underwriting. He has a BS degree in resource management.

     Mr. O'Connell has over 23 years in the medical malpractice segment of the insurance industry. From 1977 to 1995, he was with St. Paul Fire and Marine Insurance Company holding various marketing and underwriting management positions. He joined Midwest Holding in October 1996. He has a BS in agriculture business management with an emphasis in insurance.


     Mr. Zeitlin has over 26 years of claims experience in the property-casualty insurance industry. Prior to joining Midwest Holding in 1993 he was Liability Supervisor for The St. Paul Companies from 1979 to 1993. He has a BS degree in Liberal Arts.


     Officers serve until their successors are appointed by the Board of Directors, or until their prior resignation, removal or death.

SUMMARY COMPENSATION TABLE


The following table summarizes compensation paid by Midwest Holding to its five most highly compensated executive officers for services rendered in all capacities during the last three years. The "All Other Compensation" Column includes employer contributions to qualified retirement plans and the term and cash surrender value of supplemental life insurance premiums, and car allowances.





                                                                        CASH COMPENSATION
     NAME OF INDIVIDUAL               CAPACITIES IN                    ------------------       ALL OTHER
     OR NUMBER IN GROUP               WHICH SERVED                     SALARY        BONUS    COMPENSATION(A)
-------------------------------------------------------------          -----------------------------------------

David P. Bounk              President and Chief               1999       $213,981     $85,830         $34,348
                            Executive Officer -               1998        200,187      56,126          32,272
                            Midwest Holding                   1997        187,088      51,024          20,963

Jack L. Kleven              President - Midwest               1999        177,624      61,636          32,066
                            Medical and                       1998        167,716      43,752          30,847
                            Chief Operating Officer           1997        145,840      39,796          17,193

Michael G. Rutz             Vice President-                   1999        125,000      36,694          31,377
                            Underwriting                      1998        119,816      34,233          31,406
                                                              1997        114,110      32,604          14,113

Gerald M. O'Connell         Vice President-Marketing          1999        117,196      34,749          29,864
                                                              1998        109,000      11,530          21,739
                                                              1997         95,077       2,423          17,850

Elizabeth S. Lincoln        Vice President-Law                1999        113,332      33,080          26,826
                            and Health Policy                 1998        108,015      30,861          29,242
                                                              1997        102,871      29,106          13,286





     Midwest Holding also maintains a Supplemental Executive Retirement Plan ("SERP") which provides an annual retirement benefit for an executive officer who retires at age 62 with 10 years of service of 70% (55% for new officers after 1997) of the officer's final average salary. Benefits are reduced for years of service less than 10 and retirement prior to age 62. The annual benefit payable under the SERP is reduced by 50% of the officer's primary Social Security benefit and by the annual benefit (expressed in the form of an annuity) of the officer's accrued benefits under Midwest Holding's current money purchase pension plan and a predecessor plan. The estimated annual benefits payable upon retirement at normal retirement age for the executive officers in the Summary Compensation table are as follows: Mr. Bounk--$201,500; Mr. Kleven--$125,900; Mr. Rutz--$147,100; Mr. O'Connell--$96,400 and Ms. Lincoln--$82,000. The
estimated annual retirement benefits were calculated assuming salary increases of five percent per year, discounted four percent per year for future inflation to express the estimated benefits in today's dollars.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


MANNER OF PRESENTATION

     The financial statements of Midwest Holding and its subsidiaries are presented on a consolidated basis. In future references in this analysis, which should be read together with the 1999 consolidated financial statements and notes thereto appearing under Item 8 in this prospectus, Midwest Holding and its subsidiaries are referred to collectively as Midwest Holding unless the reference pertains to a separate entity.


LIQUIDITY AND CAPITAL RESOURCES


     The majority of Midwest Holding's assets are invested in investment-grade bonds, stocks, a real estate investment trust and short-term instruments. These investments totaled $277,976,000 and $264,761,000 at December 31, 1999 and 1998,
respectively, which represented 86.8% and 89.6% of total assets. The main objectives of Midwest Holding's investment policy established by the Investment Committee of the Board of Directors are the preservation of assets, maximizing pre- tax total portfolio return, and assuring adequate liquidity to meet operational requirements primarily the payment of insurance claims. Fixed maturity investments and equity securities are classified as available for sale and therefore are carried at fair value. The real estate investment trust and short-term instruments are recorded at cost which approximates fair value.

     During 1997, Midwest Holding adopted a revised Investment Policy resulting in a portfolio restructuring designed to increase the pre-tax total return from investments. The benchmark total return goal set for the fixed portfolio manager was increased. This resulted in a turnover of most of the fixed income portfolio which included selling all municipal bonds. To further diversify the portfolio and maximize total return, Midwest Holding invested $10 million in a private placement real estate investment trust in September of 1997 and invested $15 million in international equities in January of 1998. These changes reflect Midwest Holding's strong capital position relative to the risks inherent in its business operations.

     Midwest Holding's cash flow from operations was $2,187,000 in 1999 versus $(9,605,000) in 1998 and $4,002,000 in 1997. The 1999 cash flow from operations was favorably impacted by premium adjustments received from reinsurers on reinsurance contracts for prior years and greater premium received at the end of 1999 due to earlier billing of policies with January 2000 effective dates. The 1998 cash flow from operations was unfavorably impacted by premium adjustments paid to reinsurers on reinsurance contracts for prior years and less premium received at the end of 1998 due to later billing of policies with January 1999 effective dates. Also contributing to the unfavorable 1998 cash flow were increases in underwriting and other operating expenses. 1998 underwriting expenses increased primarily from additional staff needed to manage insurance business growth and added costs from the conversion to a new insurance company operating system. 1998 other operating expenses increased primarily from launching the operations of Solutions including the acquisition of MedPower. The positive 1997 cash flow from operations was primarily the result of a decrease in claim payments.

     Premium rates in general have trended lower with rate decreases in regions where claims have developed favorably offset partially by rate increases in regions where claims have developed unfavorably. Increases in new premium written, however, have helped to keep cash receipts from policyholder premiums relatively level. Substantial amounts of premiums have also been returned to policyholders in the form of retrospective premium credits. In 1999, a policyholder dividend program replaced the previous retrospective premium program. While the retrospective premium credits were paid to policyholders in the first quarter of the year following approval by the Board of Directors, the majority of the policyholder dividends will be paid in four equal installments in February, May, August and November of the year following their declaration by the Board of Directors. Loss and operating expense payments have generally been met from policyholder premium receipts with any excess cash allocated to the investment portfolio. Management regularly analyzes loss liabilities to project the cash flow required in future years. Since the overall portfolio is highly liquid, exact matching of bond maturities and loss liabilities is not a goal. Bond maturities are primarily selected to maximize total return. Midwest Holding believes that its cash and investments combined with its internally generated funds will be sufficient to meet its present and reasonably foreseeable operating and capital requirements and therefore will not need to borrow funds from external sources. Midwest Holding does maintain a $5,000,000 secured line of credit with its bank in the event of an urgent cash need. Midwest Holding had no material capital expenditure commitments as of December 31, 1999.

     Midwest Holding's bylaws require that Midwest Holding Class A Common Stock issued to Midwest Medical policyholders be redeemed when a physician ceases to be insured by Midwest Medical for any reason. The redemption value per share is calculated by dividing the net book value of Midwest Holding, excluding the net book value of Midwest Medical (other shareholders' equity) from the calculation, by the number of Midwest Holding Class A Common Shares outstanding. More details about the redeemable stock and the actual redemptions during the years 1999, 1998 and 1997 are found in Note 2 to the consolidated financial statements. This limited redemption value preserves the capital of Midwest Medical which is separately disclosed as other shareholders' equity in the consolidated financial statements. The consolidated statements of changes in other shareholders' equity found in the accompanying consolidated financial statements provide the details of the increases and decreases in other shareholders' equity.

     Periodically, the Board of Directors of Midwest Medical declares dividends payable to Midwest Holding to maintain the redemption value of Midwest Holding's Class A Common Stock and to provide capital for non-insurance business operations including new business ventures. Dividends totaling $2,050,000 were declared and paid in 1999. A dividend of $2,000,000 was declared and paid in 1998. No dividends were declared or paid by Midwest Medical to Midwest Holding in 1997.


RESULTS OF OPERATIONS


     Net premiums earned increased $11,569,000 in 1999 from 1998. New business generated approximately $5,700,000 of additional earned premium. The remaining increase was the result of the following significant factors:

     1. Effective 1999, a policyholder dividend program replaced the previous retrospective premium program. In 1998, retrospective premium credits of $6,719,000 were recorded for Minnesota, North Dakota and Iowa policyholders. The retrospective premium credits of $317,000 recorded in 1999 represented actual payments made that were greater than what had been previously estimated and accrued. The difference between years resulted in a $6,402,000 increase in 1999 net premiums earned.

     2. The estimated reinsurance premium applicable to the treaty years 1992-1994 and 1995-1997, which is based in part on reinsured claims experience, was reduced $5,920,000 on a net basis in 1999. This compares to a net reduction for those treaty years of $2,550,000 in 1998 resulting in a net increase in premium between years of $3,370,000.

     3. Due to the increase in premium volume and policyholders purchasing higher limits, reinsurance costs on the current year were $2,115,000 greater in 1999 compared to 1998. This decreased 1999 net premiums earned.

     4. A 5% rate decrease in regions with favorable claims experience resulted in a decrease of approximately $1,250,000 in 1999 net premiums earned.

     5. Accounts that did not renew in 1999 resulted in a decrease of approximately $538,000 in 1999 net premiums earned.

     Net premiums earned increased $2,098,000 in 1998 from 1997. Although policyholder rates remained relatively level, new business generated approximately $1,263,000 of additional earned premium. The remaining increase was the result of the following significant factors:

     1. The estimated reinsurance premium applicable to the treaty years 1992-1994 and 1995-1997, which is based in part on reinsured claims experience, was reduced $2,550,000 on a net basis in 1998. This compares to a net reduction for those treaty years of $2,950,000 in 1997 resulting in a net decrease in premium between years of $400,000.

     2. Midwest Holding negotiated lower rates on its 1998 reinsurance contract that reduced ceded premiums by $1,031,000 compared to 1997. This increased 1998 net premiums earned.

     3. In 1998, $789,000 was received from the commutation of a reinsurance treaty covering the 1991 year. Since no reinsurance commutation occurred in 1997, premiums increased from 1997 to 1998 by $789,000.


     4. Retrospective premiums credits of $5,200,000 for Minnesota policyholders and $280,000 for North Dakota policyholders were recorded in 1998. The premium credits for 1997 were $5,000,000 for Minnesota policyholders only. The difference between years resulted in a $480,000 decrease in 1998 net premiums earned.

     Net investment income decreased $8,000 in 1999 from 1998 and $632,000 in 1998 from 1997. The decrease in 1999 was primarily driven by additional fees paid to equity managers due to the appreciation in Midwest Holding's equity securities. The decrease in 1998 was primarily due to the decrease in the fixed maturity component of invested assets due to Midwest Holding's efforts to maximize total return and diversify the portfolio as referred to earlier under the Liquidity and Capital Resources section. Since it is the largest contributor to Midwest Holding's investment income, the decrease in fixed maturity investments in 1998 drove the decline in investment income.

     Realized capital gains decreased $1,861,000 to $7,220,000 in 1999 and increased $2,552,000 to $9,081,000 in 1998. During 1999, sales of equity securities realized $10,312,000 of net capital gains while sales of bonds realized $(3,092,000) of net capital losses. Approximately $(1,757,000) of the net realized capital losses on bonds came from the repositioning of the bond portfolio during the last two months of 1999. Midwest Holding's new fixed income manager, who assumed management of the portfolio on November 2, 1999, recommended repositioning the bond portfolio primarily to shorten its duration. All other 1999 realized capital gains and losses resulted from the management of the portfolio on a pre-tax total return basis within the parameters set by the Investment Committee of the Board of Directors. During 1998, approximately $1,175,000 of net capital gains were realized through the allocation of $15,000,000 to international equities in January of 1998. The remaining $7,906,000 of 1998 net realized capital gains resulted from the management of the portfolio on a pre-tax total return basis. During 1997, the fixed income portfolio was restructured to pursue the newly adopted pre-tax total return objective resulting in net realized capital gains of $4,916,000. An additional $1,613,000 of net capital gains were realized in 1997 in the normal course of managing the investment portfolio. Midwest Holding employs three outside professional advisors to manage the portfolio: one to manage investment-grade fixed income securities, one to manage large-cap domestic equities, and one to manage international equities. The managers operate within Midwest Holding's adopted investment policy as approved by the Investment Committee of the Board of Directors. This policy was revised in 1997 as previously discussed under the Liquidity and Capital Resources section. The Investment Committee meets with outside investment managers approximately four times per year.

     Other revenues increased $1,471,000 from $1,352,000 in 1998 to $2,823,000 in 1999. The increase was due to Services beginning active operations in January of 1999. 1999 other revenues includes $1,661,000 of commission income received by Services from insurance carriers. The commission income from Services was partially offset by a decline in finance charges on premiums owed to Midwest Medical.

     Other revenues increased $208,000 from $1,144,000 in 1997 to $1,352,000 in 1998. The increase was primarily due to the acquisition of MedPower by Solutions in January of 1998. MedPower's main source of revenues is electronic claims processing fees received from healthcare providers.

     Losses and loss adjustment expenses are the costs associated with the settlement of insurance claims and are Midwest Holding's principal expense. Incurred loss and loss adjustment expenses were $41,468,000 for 1999 compared to $37,494,000 in 1998 and $31,834,000 in 1997. This resulted in an increase of 10.6% in 1999 and an increase of 17.8% in 1998. As shown in Note 6 of the consolidated financial statements, the current year's provision for loss and loss adjustment expense, which is based upon policyholder exposure, expected frequency of losses, and severity of losses, increased by $4,015,000 in 1999 and $1,741,000 in 1998. The increase in 1999 was primarily driven by additional policyholder exposure from the increase in premium volume particularly from the newer business lines such as large, healthcare systems and hospitals. Loss and loss adjustment expenses also include adjustments of prior years' estimates. These adjustments to the liability for loss and loss adjustment expense are evaluated by management and supported by an outside actuarial review performed at the conclusion of the year. As shown in Note 6 of the consolidated financial statements, these evaluations resulted in a reduction in estimated liabilities applicable to prior years of $4,474,000, $4,433,000 and $8,352,000, respectively in 1999, 1998 and 1997. The less favorable development on prior years is the primary reason for the greater incurred loss and loss adjustment expenses in 1998.

     The following schedule summarizes the development of the liability for loss and loss adjustment expense from 1989 through 1999. This schedule is presented net of reinsurance which Midwest Holding believes best explains the development as it affects operating results. Midwest Holding has a conservative loss reserving policy which, when coupled with a moderation of malpractice insurance losses beginning approximately in 1986 for Midwest Holding and across the industry, has resulted in redundancies in liabilities greater than expected. The table indicates that the redundancy in loss liabilities, which develop as actual results become known, has significantly decreased from the high at December 31, 1990. Loss and loss adjustment expense liabilities have not been discounted in Midwest Holding's financial statements.

         DEVELOPMENT OF LIABILITY FOR LOSS AND LOSS ADJUSTMENT EXPENSE
                             (Thousands of Dollars)


                                                  1989        1990         1991        1992       1993        1994
                                             --------------------------------------------------------------------------
Liability for unpaid loss and
loss adjustment expense                         $ 89,630    $ 97,375    $100,167    $ 98,617    $105,589    $ 88,227

Cumulative amount of liability paid through:

     1 year later                                 10,585      13,973      19,112      21,422      25,251      26,879
     2 years later                                21,890      28,643      32,798      37,498      42,685      46,925
     3 years later                                30,869      35,305      39,906      45,227      51,087      55,534
     4 years later                                35,015      37,624      42,752      46,226      53,594      57,129
     5 years later                                35,115      38,298      43,994      46,823      53,288      58,856
     6 years later                                35,187      39,505      44,370      46,810      54,709
     7 years later                                35,295      39,861      44,420      47,218
     8 years later                                35,295      39,862      44,634
     9 years later                                35,295      39,923
    10 years later                                35,297

Liability re-estimated as of:

     1 year later                                 73,244      83,359      83,991      94,633      80,960      85,595
     2 years later                                62,056      64,876      74,883      69,490      75,364      76,365
     3 years later                                52,010      56,351      53,538      65,568      64,586      67,891
     4 years later                                44,582      42,075      52,833      56,426      57,851      65,794
     5 years later                                37,872      41,771      45,892      52,388      56,785      63,958
     6 years later                                37,617      39,519      43,760      53,014      55,358
     7 years later                                35,882      38,929      43,563      52,469
     8 years later                                35,882      38,929      43,633
     9 years later                                35,882      38,967
    10 years later                                35,884

Cumulative redundancy                             53,746      58,408      56,534      46,148      50,231      24,269


                                                  1995        1996       1997        1998        1999
                                             ------------------------------------------------------------
Liability for unpaid loss and
loss adjustment expense                         $ 96,424    $ 90,342    $ 89,394    $ 94,467    $ 99,894

Cumulative amount of liability paid through:

     1 year later                                 33,454      30,097      28,755      33,787
     2 years later                                53,132      44,562      48,437
     3 years later                                59,568      54,411
     4 years later                                63,915
     5 years later
     6 years later
     7 years later
     8 years later
     9 years later
    10 years later

Liability re-estimated as of:

     1 year later                                 87,580      81,990      84,961      89,992
     2 years later                                79,665      76,542      78,679
     3 years later                                77,294      70,228
     4 years later                                73,979
     5 years later
     6 years later
     7 years later
     8 years later
     9 years later
    10 years later

Cumulative redundancy                             22,445      20,114      10,715       4,475

     Policyholder dividends of $10,175,000 were declared by the Board of Directors of Midwest Medical in 1999 and will be paid to physician, clinic and hospital policyholders in 2000. As described in Note 4 of the consolidated financial statements, the policyholder dividend program was instituted in 1999 and replaced the previous retrospective premium program for physicians. The primary reasons Midwest Medical switched to a policyholder dividend program were to allow greater flexibility in determining amounts to be refunded to policyholders and to more closely resemble programs of peer companies thus making the financial statement impact similar. The latter reason helps to eliminate confusion in the marketplace when comparing the financial performance of Midwest Medical to its competitors.

     Underwriting, acquisition and insurance expenses increased $499,000 from $6,698,000 in 1998 to $7,197,000 in 1999. Approximately $706,000 of the increase came from additional management fees for staff additions, maintenance of and enhancements to the new operating system and moving Midwest Holding's main office. An additional $311,000 of payments to medical societies for license and endorsement agreements also contributed to the increase. A portion of these payments are tied to premium volume thus causing the increase. These increases were offset partially by additional ceding commissions earned by Midwest Medical resulting from the increase in premiums ceded to the current year reinsurance contract on higher limit policies.

     Underwriting, acquisition and insurance expenses increased $1,189,000 from $5,509,000 in 1997 to $6,698,000 in 1998. Approximately $469,000 of the increase came from increases in variable expenses such as commissions and premiums taxes. The remaining increase was largely due to additional management fees for staff needed to expand Midwest Medical market share and added costs from the conversion to a new insurance company operating system.

     Other operating expenses increased $2,608,000 from $3,589,000 in 1998 to $6,197,000 in 1999. Approximately $1,648,000 of the increase was from the Services subsidiary that began active operations in January 1999. Services primary expenses are commissions and salaries paid to its staff. The remaining increase resulted largely from greater salary expenses incurred by Solutions, added equipment and depreciation costs incurred by MedPower and new product development costs incurred by Midwest Holding.

     Other operating expenses increased $2,503,000 from $1,086,000 in 1997 to $3,589,000 in 1998. Approximately $2,344,000 of the increase was from operating two new, non-insurance companies, Solutions and MedPower. Salaries, benefits, outside consulting, and equipment costs are the main operating expenses charged to Solutions and MedPower by Midwest Holding in the form of management fees. The remaining increase resulted primarily from greater salary and benefits costs of operating the holding company Midwest Holding.

     Income before income taxes decreased to $2,552,000 in 1999 compared to $8,637,000 in 1998. The decrease resulted primarily from greater loss liabilities estimated for the current year, 1999 policyholder dividends that were greater than the 1998 retrospective premium credits and lower realized capital gains due to the capital losses sustained on the repositioning of the bond portfolio at the end of 1999.

     Income before income taxes decreased to $8,637,000 in 1998 compared to $13,763,000 in 1997. The decrease resulted primarily from less favorable development on loss liabilities estimated in prior years and added expenses from operating two non-insurance companies newly formed at the beginning of 1998.

     Income taxes decreased to $816,000 for 1999 compared to $2,689,000 for 1998. The effective tax rates for 1999 and 1998 were 32.0% and 31.1%, respectively. The principal factor in the increase in the effective tax rate was a lower recovery of prior year taxes recorded in 1999 compared to 1998.

     Income taxes decreased to $2,689,000 for 1998 compared to $4,463,000 for 1997. The effective tax rates for 1998 and 1997 were 31.1% and 32.4%, respectively. The principal factor in the decline in the effective tax rate was a recovery of prior year taxes recorded in 1998.

     Net income earned by Midwest Holding decreased to $1,736,000 for 1999 compared to $5,948,000 for 1998 due to the factors discussed above. Basic net income per share decreased to $13.92 for 1999 from $48.36 per share for 1998. Diluted net income per share decreased to $12.53 for 1999 from $43.65 per share for 1998.

     Also due to the factors discussed above, Midwest Holding recorded net income of $5,948,000 for 1998 compared to $9,300,000 for 1997. Basic net income per share decreased to $48.36 for 1998 from $77.79 per share for 1997. Diluted net income per share decreased to $43.65 for 1998 from $70.23 per share for 1997.





YEAR 2000 ISSUE


     No significant Year 2000 problems have been encountered with respect to Midwest Holding's internal computer hardware and software, key business partners and vendors and insurance policy exposure. Midwest Holding's Year 2000 Task Force, however, continues to monitor the potential for insurance policy exposure relative to Year 2000 issues.

     A multi-departmental management team carefully studied and assessed the exposure that might exist in the policies issued by Midwest Medical. The majority of the exposure is related to medical equipment that contains computer chips that could be affected by the Year 2000. This is primarily an exposure for the products liability carrier which insures the medical equipment manufacturer. All hospital policyholders were surveyed in 1999 and were found to be in compliance with Midwest Medical guidelines on medical equipment. No coverage change or exclusion was enacted for the medical malpractice professional liability policy. A Year 2000 exclusion became effective January 1, 1999 on all premises and general liability policies issued by Midwest Medical. This exclusion will continue through the 2000 policy year. Midwest Medical communicated its Year 2000 exposure preparedness to its reinsurers and they have fully supported Midwest Holding's plan and actions to date.

     Based on the due diligence performed above, the overall success of businesses in dealing with

Year 2000 issues, and no Year 2000 claims reported as of the date of this report, Midwest Holding believes it has little, if any, exposure to Year 2000 claims. The potential does still exist, however, in a worst case scenario for claims to be made by Midwest Medical policyholders for Year 2000 failures they experience. In the event Year 2000 claims are made on policies written by Midwest Medical, Midwest Holding believes these claims will be without merit and will vigorously defend its position. Depending on whether such claims are deemed to have merit and to the extent these claims are awarded compensation, such claims could have a material adverse effect on Midwest Holding's business, financial condition and results of operations.

     Readers are reminded that forward-looking statements contained in this description of Midwest Holding's treatment of the Year 2000 issue should be read in conjunction with Midwest Holding's following disclosures under the heading "Cautionary Note Regarding Forward-Looking Statements."

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Statements other than historical information contained in this prospectus are considered to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.

     All forward-looking statements address matters that involve risks and uncertainties. Accordingly, in addition to the factors discussed in this prospectus, there are or will be other important factors that could cause actual results to differ materially from those indicated in such statements. These factors include but are not limited to:

     1. the impact of changing market conditions on Midwest Holding's business strategy;

     2. the effects of increased competition on pricing, coverage terms, retention of customers and ability to attract new customers;

     3. greater severity or frequency of the types of losses that Midwest Holding insure;

     4. faster or more adverse loss development experience than that on which Midwest Holding based its underwriting, reserving, and investment practices;

     5. developments in global financial markets which could adversely affect the performance of Midwest Holding's investment portfolio;

     6. litigation, regulatory or tax developments which could adversely affect Midwest Holding's business;

     7.   risks associated with the introduction of new products and services;

     8.   dependence on key personnel;

         9.       the impact of mergers and acquisitions; and

         10. material claim payments awarded policyholders of Midwest Holding for Year 2000 failures they experienced.

         The facts set forth above should be considered in connection with any forward-looking statement contained in this prospectus. The important factors that could affect such forward-looking statements are subject to change, and Midwest Holding does not intend to update any forward-looking statement or the forgoing list of important factors. By this cautionary note, Midwest Holding intends to avail itself of the safe harbor from liability with respect to forward-looking statements provided by Section 27A and Section 21E referred to above.





                          DESCRIPTION OF CAPITAL STOCK


         Description of Class A Common Shares. Class A common shares, $.01 par value, which may be owned by individual physicians or by individual physicians jointly with the legal entities in which they practice. In the latter case the shares can be voted only by the physicians, although they have the right to grant proxies. No certificates are issued. Each individual holder of shares has only one vote, regardless of the number of shares that he or she owns. Holders of shares have the right to vote on all corporate matters except for the election of members of the Board of Directors of Midwest Holding. This right has been granted to the Minnesota Medical Association, the holder of the sole authorized and outstanding class B share. The Minnesota Medical Association has agreed to elect the directors nominated by a committee of the Board of Directors. See "Description of Class B Common Share."

         As long as the class B share remains outstanding, the holders of these class A shares may, at any time, cause Midwest Holding to redeem the class B share at par value ($1,000), and thereby gain the right to elect directors. This requires the vote of two-thirds of the class A shareholders who vote on the question, who must also be a majority of the class A shareholders.


         These shares are restricted shares that cannot be sold to any person other than Midwest Holding. Midwest Holding must redeem these shares when a physician insured by Midwest Medical terminates his or her insurance coverage for any reason. The redemption price will be the net book value of Midwest Holding, excluding the net book value of Midwest Medical, which is Midwest Holding's primary asset. By excluding the value of Midwest Medical from the calculation of the redemption price, Midwest Medical's capital and surplus will be preserved. The redemption amount thus reflects primarily Midwest Holding's net income from operations, which is primarily management fees paid by Midwest Medical, earnings on investments, and any dividends paid by Midwest Medical to Midwest Holding. Other terms and conditions of the redemption will be established by the board of directors of Midwest Holding.

         Holders of these shares will share in any remaining assets upon liquidation of Midwest Holding proportionately on the basis of the number of shares held by each shareholder. All of the assets of Midwest Holding will be included, including Midwest Medical if Midwest Medical remains a subsidiary of Midwest Holding at the time of liquidation. In the event of any merger, sale of all or substantially all of the assets, or other extraordinary event, any consideration payable to holders of these shares will reflect their full value and will not be limited to the redemption amount.

         These shares do not entitle shareholders to preemptive rights or cumulative voting, and no assignment or other transfer is permitted. Shareholders are permitted to enter into voting agreements and appoint proxies to vote the shares, and are permitted to assign their rights to the proceeds from any redemption of the shares.

         There is no market for these shares, and it is not anticipated that there ever will be a public or private market in which these shares are traded. Therefore, all holders of these shares must expect to retain them until they cease to be insured by Midwest Medical. Midwest Holding has never paid a dividend, nor does it intend to within the foreseeable future. If it ever does, shareholders will have the right to receive that dividend.


         Purchasers of insurance from Midwest Medical accrue and are issued additional shares pursuant to the allocation schedule (reduced for Nebraska purchasers of insurance, see "The Offering") for each day they remain insured with Midwest Medical. New purchasers of insurance of Midwest Medical are not issued shares until they have been insured by Midwest Medical for five years, and all rights will be forfeited if insurance coverage is not continuous for five years. This limitation does not apply to Nebraska physicians who were insured by Medical Liability Mutual Insurance Company of Nebraska when it was merged with Midwest Medical. The allocation schedule has been modified since 1988 and Midwest Holding reserves the right to modify it in the future.

         As of December 31, 1999, there were 123,509 of these shares outstanding held by 3,481 physicians; 2,890 additional physicians have accrued the right to receive 13,698 additional shares upon completion of the five-year vesting period.

         Description of Class B Common Share. The holder of the one class B share authorized by Midwest Holding's Articles of Incorporation is the Minnesota Medical Association. The class B share has no rights or preferences other than the right to elect the members of the Board of Directors of Midwest Holding. This right also gives the Minnesota Medical Association the effective right to elect the Board of Directors of Midwest Medical, since the Bylaws of both corporations provide that each member of the Board of Directors of Midwest Medical will be a member of the Board of Directors of Midwest Holding, and the Minnesota Medical Association and Midwest Holding have entered into an agreement to exercise their respective voting rights to elect the same persons to the Board of Directors of Midwest Holding and Midwest Medical. A nominating committee of Midwest Holding nominates persons to be elected as members of the Board of Directors, and the Midwest Medical Association has agreed to elect these persons to the Board of Directors.


         The class B share is currently held in a voting trust which requires the trustee to vote the share for the election of at least two Iowa directors nominated by the Iowa Medical Society. See, "Management - Directors."

                                  LEGAL MATTERS

         The validity of the shares of Midwest Holding to be issued in this offering, and other legal matters, are being passed upon for Midwest Holding by Best & Flanagan LLP, Minneapolis, Minnesota.

                                     EXPERTS


         The consolidated financial statements and schedules of Midwest Medical Insurance Holding Company at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         Midwest Holding is subject to the information reporting requirements of the Securities Exchange Act of 1934, and files Form 10-K, Form 10-Q and other reports and information with the Securities and Exchange Commission. Reports and other information filed by Midwest Holding can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and at the following Regional Offices: 26 Federal Plaza, New York, New York 10278; and 219 South Dearborn Street, Chicago, Illinois 60604. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.


         Midwest Holding provides its shareholders with an annual report containing consolidated Midwest Holding and subsidiaries year-end financial statements presented in accordance with auditing standards generally accepted in the United States. Midwest Medical's separate net income and shareholders' equity are presented on both a GAAP and statutory accounting basis in the notes to the consolidated financial statements. Midwest Medical is subject to the insurance company filing requirements of the Minnesota Department of Commerce and files the National Association of Insurance Commissioners annual statement each year with the Department of Commerce, which includes financial statements presented in accordance with statutory requirements, together with an independent auditor's report on those financial statements. Insurance holding company regulations apply to Midwest Holding and it files Form B with the Minnesota Department of Commerce annually. Form B contains current information about management, the Board of Directors, and significant operating agreements, as well as a financial report. Copies of any of these reports, or any of the documents referred to in this prospectus, can be obtained by requesting them from David P. Bounk, President and Chief Executive Officer, Midwest Medical Insurance Holding Company, 7650 Edinborough Way, Suite 400, Minneapolis, Minnesota 55435; (612) 838-6700.

                          INDEX TO FINANCIAL STATEMENTS


                              FINANCIAL STATEMENTS


                                                                                                              Page No.
Consolidated Financial Statements
     Report of Independent Auditors  .........................................................................   F1
     Consolidated Balance Sheets - December 31, 1999 and 1998.................................................   F2
     Consolidated Statements of Income - For the Years Ended December 31, 1999,
       1998 and 1997..........................................................................................   F3
     Consolidated Statements of Changes in Other Shareholders' Equity - For the Years
         Ended December 31, 1999, 1998 and 1997...............................................................   F4
     Consolidated Statements of Cash Flows - For the Years Ended
         December 31, 1999, 1998 and 1997.....................................................................   F5
     Notes to Consolidated Financial Statements...............................................................   F6

                                            FINANCIAL STATEMENT SCHEDULES

Schedule II - Condensed Financial Information of Registrant
     (Parent Company).........................................................................................  F31
     Balance Sheets - December 31, 1999 and 1998..............................................................  F31
     Statements of Income - For the Years Ended December 31, 1999, 1998
         and 1997.............................................................................................  F32
     Statements of Cash Flows - For the Years Ended December 31, 1999,
         1998 and 1997........................................................................................  F33
     Note to Condensed Financial Statements...................................................................  F34

Schedule IV - Reinsurance - For the Years Ended December 31, 1999, 1998
     and 1997.................................................................................................  F35

Schedule VI - Supplemental Information Concerning Property/Casualty Insurance
     Operations - December 31, 1999 and 1998 and for Each of the Three Years
     in the Period Ended December 31, 1997....................................................................  F36


                         REPORT OF INDEPENDENT AUDITORS

Board of Directors

Midwest Medical Insurance Holding Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of Midwest Medical Insurance Holding Company and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in other shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. Our audits also included the financial statement schedules listed in the index at Item 16(b). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Midwest Medical Insurance Holding Company and Subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 1, 2000

           Midwest Medical Insurance Holding Company and Subsidiaries

                           Consolidated Balance Sheets

                    (In Thousands, Except for Share Amounts)



                                                                                           DECEMBER 31
                                                                                       1999            1998
                                                                                   -----------------------------

ASSETS
Investments:
Fixed maturities at fair value (cost: 1999--$159,464;
1998--$161,430)                                                                      $153,950        $164,652
Equity securities at fair value (cost: 1999--$46,216; 1998--$41,907)                  104,898          86,553
Short-term                                                                              9,128           3,556
Other                                                                                  10,000          10,000
                                                                                   -----------------------------
                                                                                      277,976         264,761

Cash                                                                                    1,821             647
Accrued investment income                                                               2,317           1,739
Premiums receivable                                                                     7,143           2,023
Reinsurance recoverable on paid and unpaid losses                                      19,285          16,499
Amounts due from reinsurers                                                             3,833           3,191
Other assets                                                                            7,801           6,623
                                                                                   -----------------------------
Total assets                                                                         $320,176        $295,483
                                                                                   =============================

LIABILITIES, REDEEMABLE STOCK AND OTHER SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses                                           $119,141        $110,964
Unearned premiums                                                                      12,797           8,173
Policyholder dividends                                                                 10,175               -
Retrospective premiums                                                                      -           8,543
Deferred income taxes                                                                  12,201          10,966
Other liabilities                                                                      10,259           6,244
                                                                                   -----------------------------
Total liabilities                                                                     164,573         144,890

Redeemable stock:
Class A Common Stock--authorized 300,000 shares, issued and outstanding 123,509
shares in 1999 and 125,682 shares in 1998                                               7,802           8,146
Class B Common Stock--authorized, issued and outstanding 1 share                            1               1
                                                                                   -----------------------------
                                                                                        7,803           8,147

Other shareholders' equity                                                            147,800         142,446
                                                                                   -----------------------------
Total liabilities, redeemable stock and other shareholders' equity                   $320,176        $295,483
                                                                                   =============================



See accompanying notes.

           Midwest Medical Insurance Holding Company and Subsidiaries

                        Consolidated Statements of Income

                  (In Thousands, Except for Per Share Amounts)




                                                                      YEAR ENDED DECEMBER 31
                                                              1999             1998              1997
                                                     ------------------------------------------------------
Revenues:
Net premiums earned                                       $  46,583          $ 35,014         $ 32,916
Net investment income                                        10,963            10,971           11,603
Realized capital gains                                        7,220             9,081            6,529
Other                                                         2,823             1,352            1,144
                                                     ------------------------------------------------------
                                                             67,589            56,418           52,192

Losses and expenses:
Losses and loss adjustment expenses                          41,468            37,494           31,834
Policyholder dividends                                       10,175                 -                -
Underwriting, acquisition and insurance expenses              7,197             6,698            5,509
Other operating expenses                                      6,197             3,589            1,086
                                                     ------------------------------------------------------
                                                             65,037            47,781           38,429
                                                     ------------------------------------------------------
Income before income taxes                                    2,552             8,637           13,763

Income taxes                                                    816             2,689            4,463
                                                     ------------------------------------------------------
Net income                                                $   1,736          $  5,948         $  9,300
                                                     ======================================================

Income per common share                                   $   13.92          $  48.36         $  77.79
                                                     ======================================================

Income per common share--assuming dilution                $   12.53          $  43.65         $  70.23
                                                     ======================================================



See accompanying notes.

           Midwest Medical Insurance Holding Company and Subsidiaries

        Consolidated Statements of Changes in Other Shareholders' Equity

                                 (In Thousands)

                                                                                                       ACCUMULATED
                                                                                                          OTHER
                                                                             PAID-IN     RETAINED     COMPREHENSIVE
                                                                 TOTAL       CAPITAL     EARNINGS        INCOME
                                                           ----------------------------------------------------------
Balance at December 31, 1996                                   $111,278     $12,789     $  84,615       $13,874
   Comprehensive income:
     Net income                                                   9,300           -         9,300             -
     Other comprehensive income:
       Unrealized gains on securities net of $5,491 in
         taxes                                                   10,199           -             -        10,199
       Reclassification adjustment for gains included in
         net income net of $2,269 in taxes                       (4,215)          -             -        (4,215)
                                                           --------------
   Total comprehensive income                                    15,284
   Net income of non-insurance entities includable in
     Class A Common Stock redemption value                         (272)          -          (272)            -
                                                           ---------------------------------------------------------
Balance at December 31, 1997                                    126,290      12,789        93,643        19,858
   Comprehensive income:
     Net income                                                   5,948           -         5,948             -
     Other comprehensive income:
       Unrealized gains on securities net of $9,111 in
         taxes                                                   16,921           -             -        16,921
       Reclassification adjustment for gains included in
         net income net of $3,132 in taxes                       (5,817)          -             -        (5,817)
                                                           --------------
   Total comprehensive income                                    17,052
   Dividend paid by Midwest Medical Insurance Company to
     Midwest Medical Insurance Holding Company                   (2,000)          -        (2,000)            -
   Net loss of non-insurance entities includable in Class
     A Common Stock redemption value                              1,104           -         1,104             -
                                                           ---------------------------------------------------------
Balance at December 31, 1998                                    142,446      12,789        98,695        30,962
   Comprehensive income:
     Net income                                                   1,736           -         1,736             -
     Other comprehensive income:
       Unrealized gains on securities net of $3,708 in            8,600           -             -         8,600
         taxes
       Reclassification adjustment for gains included in
         net income net of $2,394 in taxes                       (4,646)          -             -        (4,646)
                                                           --------------
   Total comprehensive income                                     5,690
   Dividend paid by Midwest Medical Insurance Company to
     Midwest Medical Insurance Holding Company                   (2,050)          -        (2,050)            -
   Net loss of non-insurance entities includable in Class
     A Common Stock redemption value                              1,714           -         1,714             -
                                                           ---------------------------------------------------------
Balance at December 31, 1999                                   $147,800     $12,789     $ 100,095       $34,916
                                                           =========================================================


See accompanying notes.

           Midwest Medical Insurance Holding Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                                 (In Thousands)

                                                                                  YEAR ENDED DECEMBER 31
                                                                               1999           1998          1997
                                                                        --------------------------------------------
OPERATING ACTIVITIES
Net income                                                                 $    1,736     $    5,948    $    9,300
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
(Increase) decrease in accrued investment income                                 (578)           602           437
(Increase) decrease in premiums receivable                                     (5,120)        (1,489)           50
(Increase) decrease in reinsurance recoverable                                 (2,786)         2,618         3,057
Increase in amounts due from reinsurers                                          (642)        (3,191)            -
(Increase) decrease in other assets                                            (1,178)        (2,224)        1,468
Deferred tax provision                                                            (90)         1,354         1,494
Increase (decrease) in unpaid losses and loss adjustment expenses               8,177          3,158        (2,231)
Increase (decrease) in unearned premiums                                        4,624          2,101          (788)
Increase in policyholder dividends                                             10,175              -             -
Decrease in retrospective premiums                                             (8,543)        (1,362)         (933)
Decrease in amounts due reinsurers                                                  -         (2,984)       (4,290)
Increase (decrease) in other liabilities                                        4,015         (5,145)        3,287
Accretion of bond discount, net of premium amortization                          (636)          (134)         (573)
Realized capital gains                                                         (7,220)        (9,081)       (6,529)
Compensation expense for vested Class A common shares
                                                                                  253            224           253
                                                                        --------------------------------------------
                                                                                2,187         (9,605)        4,002

INVESTING ACTIVITIES
Purchases of fixed maturity investments and equity securities                (171,139)      (401,922)     (311,947)
Sales of fixed maturity investments and equity securities                     174,651        398,717       316,982
Calls and maturities of fixed maturity investments                              2,000          1,250             -
Net sales (purchases) of short-term investments                                (5,572)        10,352        (6,011)
                                                                        --------------------------------------------
                                                                                  (60)         8,397          (976)

FINANCING ACTIVITIES
Redemption of Class A Common Stock                                               (953)          (523)         (648)
                                                                        --------------------------------------------

Increase (decrease) in cash                                                     1,174         (1,731)        2,378
Cash at beginning of year                                                         647          2,378             -
                                                                        ============================================
Cash at end of year                                                        $    1,821     $      647    $    2,378
                                                                        ============================================




See accompanying notes.

1. ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

         The Minnesota Medical Insurance Exchange (Exchange) began operations in October 1980 as a reciprocal or inter-insurance exchange organized under Chapter 71A of the Minnesota Statutes. Minnesota Medical Management, Inc. (MMMI) was the Exchange's attorney-in-fact and was responsible for management of the Exchange.

         On November 30, 1988, the Exchange was reorganized into a stock insurance company, Midwest Medical Insurance Company (Midwest Medical), under the statutes of the State of Minnesota. Concurrently, MMMI merged with the Midwest Medical Insurance Holding Company (Midwest Holding), which then acquired all outstanding shares of the reorganized stock company.

         Effective July 1, 1993, Midwest Medical merged with Iowa Physicians Mutual Insurance Trust (IPMIT), a physician-owned professional liability insurance company providing insurance coverage to Iowa physicians. As provided for in the agreement and plan of merger, IPMIT was merged into Midwest Medical. The merger was accounted for as a pooling-of-interests.

         Effective June 5, 1996, Midwest Medical merged with Medical Liability Mutual Insurance Company of Nebraska (MLM), a physician-owned professional liability insurance company providing insurance coverage to Nebraska physicians. As provided for in the agreement and plan of merger, MLM was merged into Midwest Medical. The merger was accounted for as a pooling-of-interests.

         During 1997, Midwest Holding formed Midwest Medical Solutions, Inc. (Solutions) as a business development company to strengthen and promote the independence and interdependencies of physicians, clinics and hospitals that Midwest Medical serves. Business development opportunities being pursued include practice enhancement, strategic consulting and technology services and support.

         Effective January 1, 1998, Solutions purchased the assets and operations of MedPower Information Resources, Inc. (MedPower). MedPower processes and electronically submits medical claims for a network of over 100 provider entities. MedPower also provides various information consulting and network support services.

         Midwest Holding Insurance Services, Inc. (Services) was incorporated in 1995 and began active operations in January 1999 with the acquisition of a book of business from Johnson-McCann Benefits, Inc. Services is an insurance agency specializing in providing clients with group insurance products such as health, dental, life, disability and workers' compensation.

         Midwest Holding provides management and administrative services to Midwest Medical, Solutions and MedPower for a fee generally equal to the cost of services provided plus 10%. Services operates independently with its own management and administrative staff and therefore does not have a management agreement with Midwest Holding.

         Midwest Medical provides professional liability insurance to physicians, clinics, hospitals and healthcare systems in Minnesota, Iowa, Nebraska, Wisconsin, Illinois, North Dakota and South Dakota. Insurance policies issued by Midwest Medical are on a "claims made" basis and provide coverage for the policyholder for claims first made against the policyholder and reported to Midwest Medical during the policy period for claims which occurred on or after the retroactive date stated in the policy.

         Midwest Medical provides, upon payment of an additional premium, a reporting endorsement which extends the period in which claims otherwise covered by the "claims made" policy may be reported to Midwest Medical. In the event of death or permanent disability of a policyholder, the reporting endorsement is issued without additional premium. Upon retirement, as defined in the policy, a policyholder with at least five years of consecutive coverage with Midwest Medical is eligible for a credit toward the additional premium for the reporting endorsement.

         Prior acts coverage may be purchased by policyholders who were previously insured under a "claims made" policy with another professional liability insurer for an additional premium at the option of the insured in lieu of purchasing reporting endorsement coverage from the previous insurer.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Midwest Holding and its wholly-owned subsidiaries, Midwest Medical, Services and Solutions, which includes Solution's wholly-owned subsidiary, MedPower. All transactions between Midwest Holding and its subsidiaries have been eliminated in consolidation with the exception of the distribution of capital to Midwest Holding by Midwest Medical in the form of dividends.

         Hereafter, Midwest Holding, Midwest Medical, Services, Solutions and MedPower shall be collectively referred to as Midwest Holding unless the reference pertains to a specific entity.

BASIS OF PRESENTATION

         The consolidated financial statements have been presented in conformity with accounting principles generally accepted in the United States, which differ in certain respects from statutory accounting practices followed by Midwest Medical in reporting to the Department of Commerce of the State of Minnesota (see Note 12).

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

INVESTMENTS

         Midwest Holding manages its investment portfolio to achieve its long-term investment objective of providing for the financial stability of Midwest Holding through preservation of assets and maximization of total portfolio return. Although management believes Midwest Holding has the ability to hold its fixed maturity investment portfolio to maturity, these investments are classified as "available for sale," as management may take advantage of opportunities to increase total return through sales of selected securities in response to changing market conditions.

         Consistent with management's classification of its investment in debt and equity securities as available for sale, such investments are carried at fair value with unrealized holding gains and losses reflected as a component of other comprehensive income, net of applicable deferred taxes.

         Fair values are based on quoted market prices, where available. For fixed maturity investments not actively traded, fair values are estimated using values obtained from independent pricing services.

         Short-term investments are principally money market funds backed by U.S. government securities and are recorded at cost, which approximates fair value.

         Other investments are less than 20% equity interests in non-traded real estate investment trusts and are recorded at cost, which approximates fair value.

         Realized gains and losses on sales of investments are reported on a pre-tax basis as a component of income and are determined on the specific identification basis.

LOSSES AND LOSS ADJUSTMENT EXPENSES

         The liability for unpaid losses and loss adjustment expenses represents an estimate of the ultimate cost of all such amounts which are unpaid at the balance sheet dates. The liability is based on both case-by-case estimates and statistical analysis and projections using the historical loss experience of Midwest Medical, and gives effect to estimates of trends in claim severity and frequency. These estimates are continually reviewed and, as adjustments become necessary, such adjustments are included in current operations. Midwest Medical believes that the estimate of the liability for losses and loss adjustment expenses is reasonable.

PREMIUMS AND POLICYHOLDER DIVIDENDS

         Premiums received are recorded as earned ratably over the lives of the policies to which they apply. A portion of premiums received is deferred to recognize Midwest Medical's obligation to provide reporting endorsement coverage without additional premium upon the death, disability or retirement of policyholders. This amount is recorded as an unearned premium reserve and represents the actuarially determined present value of future benefits to be provided less the present value of future revenues to be received.

         Prior to 1999, Midwest Medical had a retrospective premium program whereby physicians may have received credits against future premiums based upon the loss experience of Midwest Medical. Amounts returned under the program were accrued when approved by the Board of Directors and reflected as a reduction in net premiums earned. Beginning in 1999, the retrospective premium program was replaced by a policyholder dividend program. Policyholder dividends are accrued when approved by the Board of Directors and are recorded as a separate component of losses and expenses in the consolidated statements of income.

REINSURANCE

         Midwest Medical cedes reinsurance in order to reduce its liability on individual risks and to enable it to write business at limits it otherwise would be unable to accept. All reinsurance contracts are excess-of-loss contracts which indemnify Midwest Medical for losses in excess of a stated retention limit up to the policy limits.

         Reinsurance receivables and recoverables and prepaid reinsurance premiums are reported as assets, and reserve liabilities are reported gross of reinsurance credits.

ACQUISITION COSTS

         Acquisition costs are expensed when incurred. Due to the nature of its operations, Midwest Medical does not pay significant amounts in commissions.


OTHER REVENUES

         Other revenues are primarily comprised of commission income from insurance carriers for Services and electronic claims processing fees from healthcare providers for MedPower. Generally, such revenues are earned as the related services are provided or performed.

INCOME TAXES

         Midwest Holding files a consolidated tax return with its subsidiaries. Income tax expense is allocated to the subsidiaries based upon separate company taxable income under a tax-sharing agreement. Midwest Holding uses the asset and liability method of accounting for income taxes. Deferred income tax assets or liabilities are recognized for the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

EARNINGS PER SHARE

         Basic earnings per share (EPS) is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the year. Diluted EPS reflects the potential dilution that could occur if earned but unissued shares of Class A common stock were issued.

RECLASSIFICATIONS

         Certain amounts in the prior years' financial statements have been reclassified to conform with the current year presentation.

2. REDEEMABLE STOCK

         Effective November 30, 1988, Midwest Medical policyholders earn Class A Common Shares for each month of service pursuant to a stock allocation formula based on underwriting risk classification. Shares earned by new policyholders are not issued until the end of five years of continuous coverage under an Midwest Medical policy (the vesting date). Midwest Holding does not record any amounts related to unissued Class A Common Shares. At the vesting date, the issued shares are recorded at the then current redemption value (see Note 14).

         Midwest Holding accounts for these shares by increasing Common Stock by the par value ($.01 per share) of the newly issued shares, increasing paid-in capital by the excess of the redemption value over par and charging stock compensation expense for the full redemption value. Once vested, policyholders will continue to earn shares for each month they remain insured with Midwest Medical according to the stock allocation formula. Midwest Holding accounts for additional shares issued to vested policyholders by increasing Common Stock for the par value of the shares and decreasing retained earnings by the same amount.

         Midwest Medical policyholders whose initial effective date was on or before the

November 30, 1988 reorganization, IPMIT policyholders whose initial effective date was on or before December 31, 1992 and MLM policyholders whose initial effective date was on or before December 31, 1995 became fully vested upon initial receipt of their shares without regard to their length of coverage. These policyholders will continue to earn and receive additional Class A shares for each month they remain insured with Midwest Medical. Midwest Holding accounts for these shares similar to additional shares issued to other fully vested shareholders.

         In accordance with the Articles of Incorporation and By-laws of Midwest Holding, only active policyholders of Midwest Medical may own shares of Class A Common Stock of Midwest Holding. At each meeting of the shareholders, every Class A shareholder having the right to vote shall be entitled to one vote, either in person or by proxy, regardless of the number of Class A shares held by the individual.

         Class A shareholders are required to redeem their shares with Midwest Holding upon termination as policyholders of Midwest Medical. The net redemption value (NRV) of the shares is equal to the net book value of Midwest Holding, excluding the amount of net book value that is attributable to Midwest Medical, divided by the number of outstanding Class A Common Shares of Midwest Holding at the semi-annual valuation dates of June 30 and December 31 of each year. The amount paid upon redemption is the redemption value determined at the most recent semi-annual valuation.

         Midwest Holding has issued one share of Class B voting stock which carries with it the right to elect the Board of Directors of Midwest Holding. The voting rights are currently exercised by the Minnesota Medical Association and the Iowa Medical Society. A majority of the Class A shareholders may at any time, by a two-thirds vote, elect to redeem the Class B share at cost.

         Following is the detail of changes in redeemable stock for each of the three years in the period ended December 31, 1999 (in thousands, except for share and per share amounts):

<CAPTIION>



                                                                                                 MIDWEST   MIDWEST    ACCUMULATED
                                                                  CLASS A COMMON STOCK  CLASS B  HOLDING   HOLDING       OTHER
                                                                  ---------------------  COMMON  PAID-IN   RETAINED   COMPREHENSIVE
                                                           TOTAL    SHARES     AMOUNT    STOCK   CAPITAL   EARNINGS      INCOME
                                                         ---------------------------------------------------------------------------

   Balance at December 31, 1996                            $7,604    118,209   $   1    $   1   $4,490    $3,044       $  68
     Comprehensive income:
       Net income of non-insurance entities includable in

         Class A Common Stock redemption value                272          -        -        -        -       272           -
       Other comprehensive income:
         Unrealized gains on securities net of $6 in taxes     11          -        -        -        -         -          11
                                                           --------
     Total comprehensive income                               283
     Redemption of shares due to policyholder terminations
       by effective date:
         January 1, 1997 to June 30, 1997; NRV of $64.33     (278)    (4,363)       -        -     (165)     (113)          -
         July 1, 1997 to December 31, 1997; NRV of $62.12    (370)    (5,943)      (1)       -     (220)     (149)          -
     Issuance of shares to vested policyholders                 -      9,406        1        -        -        (1)          -
     Initial issuance of shares to policyholders upon         253      4,013        -        -      253         -           -
       vesting
     Other                                                    (15)         -        -        -        -       (15)          -
                                                           --------------------------------------------------------------------
   Balance at December 31, 1997 (carried forward)             7,477    121,322        1        1    4,358     3,038        79






                                                                                           CLASS B  MIDWEST   MIDWEST   ACCUMULATED
                                                                     CLASS A COMMON STOCK  COMMON  HOLDING    HOLDING      OTHER
                                                                    ---------------------          PAID-IN    RETAINED COMPREHENSIVE
                                                            TOTAL     SHARES     AMOUNT    STOCK   CAPITAL    EARNINGS    INCOME
                                                           -------------------------------------------------------------------------
Balance at December 31, 1997 (brought forward)             $ 7,477     121,322   $   1    $   1   $  4,358   $  3,038    $     79
  Comprehensive income:
    Net loss of non-insurance entities includable in
      Class A Common Stock redemption value                 (1,104)          -        -        -          -     (1,104)          -
    Other comprehensive income:
      Unrealized gains on securities net of $39 in taxes        73           -        -        -          -          -          73
                                                           --------
  Total comprehensive income                                (1,031)
  Redemption of shares due to policyholder terminations
    by effective date:

      January 1, 1998 to June 30, 1998; NRV of $61.63         (251)     (4,070)       -        -       (147)      (104)          -
      July 1, 1998 to December 31, 1998; NRV of $54.70        (272)     (4,935)      (1)       -       (160)      (111)          -
  Issuance of shares to vested policyholders                     -       9,437        1        -          -         (1)          -
  Initial issuance of shares to policyholders upon             224       3,928        -        -        224          -           -
    vesting
  Dividend from Midwest Medical                              2,000           -        -        -      2,000          -           -
                                                           --------
Balance at December 31, 1998 (carried forward)               8,147     125,682        1        1      6,275      1,718         152







                                                                                         CLASS B MIDWEST  MIDWEST     ACCUMULATED
                                                                    CLASS A COMMON STOCK  COMMON HOLDING  HOLDING       OTHER
                                                                    --------------------         PAID-IN  RETAINED   COMPREHENSIVE
                                                             TOTAL    SHARES    AMOUNT    STOCK  CAPITAL  EARNINGS      INCOME
                                                           ------------------------------------------------------------------------

   Balance at December 31, 1998 (brought forward)            $8,147   125,682    $  1    $  1   $6,275    $1,718    $    152
     Comprehensive income:
       Net loss of non-insurance entities includable in

         Class A Common Stock redemption value               (1,714)        -       -       -        -    (1,714)          -
       Other comprehensive income:
         Unrealized gains on securities net of $11 in taxes      20         -       -       -        -         -          20
                                                             --------
     Total comprehensive income                               (1,694)
     Redemption of shares due to policyholder terminations
       by effective date:
         January 1, 1999 to June 30, 1999; NRV of $64.81        (504)  (7,784)      -       -     (341)     (163)          -
         July 1, 1999 to December 31, 1999; NRV of $60.10      (450)   (7,240)     (1)      -     (304)     (145)          -
     Issuance of shares to vested policyholders                   1     8,702       1       -        -         -           -
     Initial issuance of shares to policyholders upon           253     4,149       -       -      253         -           -
       vesting
     Dividend from Midwest Medical                            2,050         -       -       -    2,050         -           -
                                                             -----------------------------------------------------------------------
   Balance at December 31, 1999                              $7,803   123,509    $  1    $  1   $7,933    $ (304)   $    172
                                                             =======================================================================

3. INVESTMENTS

         Components of net investment income are summarized as follows (in thousands):

                                                            1999             1998              1997
                                                     ------------------------------------------------------

Fixed maturities                                           $  9,836          $  9,340          $10,901
Equity securities                                               866               820              523
Short-term investments                                          466               926              939
Other investments                                             1,015               907               94
                                                     ------------------------------------------------------
                                                             12,183            11,993           12,457
Investment expenses                                          (1,220)           (1,022)            (854)
                                                     ------------------------------------------------------
                                                            $10,963           $10,971          $11,603
                                                     ======================================================

         The cost (amortized cost for fixed maturities) and fair value of available for sale investments are as follows (in thousands):

                                                                    DECEMBER 31, 1999
                                               ------------------------------------------------------------
                                                                  GROSS          GROSS
                                                                UNREALIZED    UNREALIZED       MARKET
                                                    COST          GAINS         LOSSES          VALUE
                                               ------------------------------------------------------------
Fixed maturities:
Midwest Medical:

         United States Government                   $ 74,387       $    25       $(2,717)      $  71,695
         Public utilities                              1,450             -          (205)          1,245
         Industrial and other                         83,627            31        (2,648)         81,010
                                               ------------------------------------------------------------
Total                                               $159,464       $    56       $(5,570)       $153,950
                                               ============================================================

Equity securities:
Midwest Holding:

         Common stock:

           Industrial, miscellaneous and other      $    282       $   266       $     -        $    548
Midwest Medical
         Common stock:

           Banks, trusts and insurance                 3,375         4,703             -           8,078
           companies

           Industrial, miscellaneous and other        42,559        55,504        (1,791)         96,272
                                               ------------------------------------------------------------
Total                                               $ 46,216       $60,473       $(1,791)       $104,898
                                               ============================================================


                                                                    DECEMBER 31, 1998
                                               ------------------------------------------------------------
                                                                  GROSS          GROSS
                                                                UNREALIZED    UNREALIZED       MARKET
                                                    COST          GAINS         LOSSES          VALUE
                                               ------------------------------------------------------------
Fixed maturities:
Midwest Medical:


         United States Government                   $110,729     $  2,729        $  (70)        $113,388
         Public utilities                              1,609            5             -            1,614
         Industrial and other                         49,092          651           (93)          49,650
                                               ------------------------------------------------------------
Total                                               $161,430     $  3,385         $(163)        $164,652
                                               ============================================================

Equity securities:
Midwest Holding:
         Common stock:
           Industrial, miscellaneous and other      $    520     $    234        $    -         $    754
Midwest Medical
         Common stock:
           Banks, trusts and insurance                 3,749        3,873             -            7,622
           companies
           Industrial, miscellaneous and other        37,638       41,424          (885)          78,177
                                               ------------------------------------------------------------
Total                                               $ 41,907     $ 45,531        $ (885)        $ 86,553
                                               ============================================================

         The components of the unrealized appreciation on available for sale securities as of December 31 are as follows (in thousands):

                                                  1999                                1998
                                    ---------------------------------- ------------------------------------
                                    MIDWEST HOLDING  MIDWEST MEDICAL    MIDWEST HOLDING  MIDWEST MEDICAL
                                    ---------------------------------- ------------------------------------
Fixed maturities:


Gross unrealized gains                   $    -         $       56          $    -            $  3,385
Gross unrealized losses                       -             (5,570)              -                (163)
Equity securities:
Gross unrealized gains                      266             60,207             234              45,297
Gross unrealized losses                       -             (1,791)              -                (885)
                                    ---------------------------------- ------------------------------------
                                            266             52,902             234              47,634
Deferred income taxes                       (94)           (17,986)            (82)            (16,672)
                                    ---------------------------------- ------------------------------------
                                        $   172         $   34,916         $   152            $ 30,962
                                    ================================== ====================================

     The amortized cost and market value of fixed maturities at December 31, 1999, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                          AMORTIZED          MARKET
                                                                             COST             VALUE
                                                                       ------------------------------------
Due in one year or less                                                  $    4,822       $    4,821
Due after one year through five years                                        31,224           30,596
Due after five years through ten years                                       45,090           43,274
Due after ten years                                                          78,328           75,259
                                                                       ------------------------------------
                                                                         $  159,464       $  153,950
                                                                       ====================================



     Proceeds from sales of available for sale investments and the related gross realized gains and losses are as follows (in thousands):


                                                                             GROSS               GROSS
                                                        PROCEEDS            REALIZED           REALIZED
                                                       FROM SALES            GAINS              LOSSES
                                                      -----------------------------------------------------
Year ended December 31, 1999:
Fixed maturities                                            $154,388        $     608         $(3,700)
Equity securities                                             20,263           11,292            (980)

Year ended December 31, 1998:

Fixed maturities                                             382,048            3,600            (769)
Equity securities                                             16,669            6,536            (286)

Year ended December 31, 1997:

Fixed maturities                                             310,235            5,806            (884)
Equity securities                                              6,747            2,168            (561)


     Net unrealized appreciation of fixed maturities increased (decreased) by $(8,736,000), $1,837,000 and $(2,197,000) and net unrealized appreciation of equity securities increased by $14,036,000, $15,360,000 and $11,417,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

4. POLICYHOLDER DIVIDENDS

     In 1999, Midwest Medical instituted a policyholder dividend program which replaced the previous retrospective premium credit program for physicians.

     To implement the physician and clinic policyholder dividend program, Midwest Medical issued participating policy endorsements to all active physician and clinic accounts during 1999. To implement the hospital policyholder dividend program, Midwest Medical will issue participating policy endorsements to all active hospital accounts during 2000. Participating policies represented 91% of total premiums in force and premium income at December 31, 1999.

     In the third quarter of 1999, Midwest Medical's Board of Directors declared a $10,100,000 dividend to be paid to physician and clinic policyholders in four equal installments in February, May, August and November 2000. The dividend will be awarded proportionately based on annual premiums for physician and clinic policyholders that were insured by Midwest Medical in 1995 and remain insured throughout 2000.

     In the fourth quarter of 1999, Midwest Medical's Board of Directors declared a $75,000 dividend to be paid to hospital policyholders for policies that were written from 1995 through 1998 and that renew in 2000. The dividend will be awarded based on the number of years insured with Midwest Medical and will be paid within two months after the hospital policy renews in 2000.

     Prior to 1999, retrospective premium credits were deducted from net premiums earned. Under the new policyholder dividend program, dividends are recorded as a component of losses and expenses. The following illustrates what net premiums earned would have been had retrospective premium credits been issued as policyholder dividends.


                                                              1999             1998              1997
                                                     ------------------------------------------------------
Net premiums earned per consolidated statements of

income                                                      $46,583           $35,014          $32,916
Retrospective premium credits                                   317             6,719            6,371
                                                     ------------------------------------------------------
Pro forma net premiums earned                               $46,900           $41,733          $39,287
                                                     ======================================================


5. RETROSPECTIVE PREMIUMS

     Effective January 1, 1999, Midwest Medical replaced its retrospective premium program with a policyholder dividend arrangement as discussed in Note 4. As of December 31, 1998, Midwest Medical had accrued retrospective premium credits of $5,200,000, $280,000 and $3,063,000 related to Minnesota, North Dakota and Iowa policyholders, respectively.

     A provision of the agreement and plan of merger between IPMIT and Midwest Medical required that any favorable development of certain pre-merger liabilities of IPMIT be paid to the former IPMIT policyholders who remain active Midwest Medical insureds as of the date of payment through a retrospective premium credit. This agreement stipulated that any amounts due under this provision be finalized using financial information as of December 31, 1998. During 1999, final payments of $3,058,000 were made to former IPMIT policyholders under the terms of the agreement. During 1998, retrospective premium payments of $3,073,000 were made to former IPMIT policyholders. Actual retrospective premium payments made to Minnesota and North Dakota policyholders in 1999 and 1998 were $5,802,000 and $5,008,000, respectively.

     A provision of the agreement and plan of merger between MLM and Midwest Medical requires that any favorable development of certain pre-merger liabilities of MLM be paid to the former MLM policyholders who remain active Midwest Medical insureds as of the date of payment through a retrospective premium credit. The agreement further stipulates that any amounts due under this provision must be settled no later than June 5, 2001. As of December 31, 1999, there has been no favorable development and, therefore, there is no accrual related to this provision.

6. UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

     The reconciliation of the liability for unpaid losses and loss adjustment expenses is as follows (in thousands):


                                                                1999            1998            1997
                                                          -------------------------------------------------
Balance as of January 1, net of reinsurance
recoverables                                                   $  94,467       $  89,394       $  90,342

     Incurred related to:

     Current year                                                 45,942          41,927          40,186
     Prior years                                                  (4,474)         (4,433)         (8,352)
                                                          -------------------------------------------------
     Total incurred                                               41,468          37,494          31,834

     Paid related to:

     Current year                                                  2,253           3,666           2,685
     Prior years                                                  33,788          28,755          30,097
                                                          -------------------------------------------------
     Total paid                                                   36,041          32,421          32,782
                                                          -------------------------------------------------
     Balance as of December 31, net of reinsurance

     recoverables                                                 99,894          94,467          89,394

     Reinsurance recoverables at December 31                      19,247          16,497          18,412
                                                          -------------------------------------------------

     Balance as of December 31, gross                          $ 119,141       $ 110,964       $ 107,806
                                                          =================================================



     Midwest Holding continually evaluates emerging trends in the development of loss liabilities including the trends related to the pre-merger IPMIT and MLM business. Based on this analysis, management periodically adjusts their estimates of ultimate losses.

7. SEGMENT INFORMATION

     Midwest Holding is organized into five legal entity business segments consisting of Midwest Holding, Midwest Medical, Services, Solutions and MedPower. The business and accounting policies of the reportable segments are described in Note 1 to the Consolidated Financial Statements. Management evaluates the performance of each business segment based primarily on profit or loss from operations. With the exception of foreign stocks and bonds held as investments by Midwest Medical, all business transactions are conducted in the United States. The following financial information summarizes the results of operations and total assets reported by the five business segments for the years ended 1999, 1998 and 1997 (in thousands).

                                                                              1999
                                 ---------------------------------------------------------------------------------------------------
                                    MIDWEST      MIDWEST     SERVICES    SOLUTIONS    MEDPOWER    ELIMINATIONS (1)  CONSOLIDATED
                                    HOLDING      MEDICAL
                                 ---------------------------------------------------------------------------------------------------
Revenues:

   External customers               $      --    $  47,181   $   1,661   $      --    $     410    $      --        $  49,252
   Intersegment                        16,273           --          --          --           13      (16,286)              --
   Net investment income                 (696)      10,780          21          17           13          828           10,963
   Other (2)                              185        7,041          --          --           --          148            7,374
                                 ---------------------------------------------------------------------------------------------------
                                       15,762       65,002       1,682          17          436      (15,310)          67,589

Total expenses                         15,584       59,904       1,648       1,408        1,803      (15,310)          65,037
                                 ---------------------------------------------------------------------------------------------------

Income (loss) before income taxes         178        5,098          34      (1,391)      (1,367)          --            2,552
Income taxes                               91        1,648          15        (473)        (465)          --              816
                                 ---------------------------------------------------------------------------------------------------
Net income (loss)                   $      87    $   3,450   $      19   $    (918)   $    (902)   $      --        $   1,736
                                 ===================================================================================================

Total assets                        $ 160,848    $ 311,367   $   1,634   $   1,539    $   1,123    $(156,335)       $ 320,176
                                 ===================================================================================================



(1) Intersegment eliminations for revenues and expenses are primarily for management, administrative and investment services provided by Midwest Holding. Eliminations for assets consist primarily of investments in wholly-owned subsidiaries, intersegment receivables for management fees and reclassifications between assets and liabilities for taxes and reinsurance.

(2)  Other revenues consist primarily of net realized capital gains.

                                                                             1998
                                 ---------------------------------------------------------------------------------------------------
                                    MIDWEST      MIDWEST     SERVICES    SOLUTIONS    MEDPOWER    ELIMINATIONS (1)  CONSOLIDATED
                                    HOLDING      MEDICAL
                                 ---------------------------------------------------------------------------------------------------
Revenues:

   External customers               $      --    $  35,771   $    --     $      --    $     387    $      --        $  36,158
   Intersegment                        14,038           --        --            --           --      (14,038)              --
   Net investment income                 (429)      10,731        --             3            2          664           10,971
   Other (2)                              139        8,944        --            --           --          206            9,289
                                 ---------------------------------------------------------------------------------------------------

                                       13,748       55,446        --             3          389      (13,168)          56,418

Total expenses                         13,481       45,126        --           916        1,426      (13,168)          47,781
                                 ---------------------------------------------------------------------------------------------------

Income (loss) before income taxes         267       10,320        --          (913)      (1,037)          --            8,637
Income taxes                              104        3,268        --          (320)        (363)          --            2,689
                                 ---------------------------------------------------------------------------------------------------
Net income (loss)                   $     163    $   7,052   $    --     $    (593)   $    (674)   $      --        $   5,948
                                 ===================================================================================================

Total assets                        $ 154,727    $ 287,639   $     3     $   2,728    $   1,693    $(151,307)       $ 295,483
                                 ===================================================================================================



(1) Intersegment eliminations for revenues and expenses are primarily for management, administrative and investment services provided by Midwest Holding.
     Eliminations for assets consist primarily of investments in wholly-owned subsidiaries, intersegment receivables for management fees and reclassifications between assets and liabilities for taxes and reinsurance.

(2)  Other revenues consist primarily of net realized capital gains.

                                                                             1997
                            --------------------------------------------------------------------------------------------------------
                                 MIDWEST       MIDWEST     SERVICES   SOLUTIONS     MEDPOWER     ELIMINATIONS (1)  CONSOLIDATED
                                 HOLDING       MEDICAL
                            --------------------------------------------------------------------------------------------------------
Revenues:

   External customers          $      --     $  33,795     $  --        $--            $--       $      --          $  33,795
   Intersegment                    9,901            --        --         --             --          (9,901)                --
   Net investment income              19        11,160        --         --             --             424             11,603
   Other (2)                          47         6,482         2         --             --             263              6,794
                            -------------------------------------------------------------------------------------------------------
                                   9,967        51,437         2         --             --          (9,214)            52,192

Total expenses                     9,535        38,108        --         --             --          (9,214)            38,429
                            --------------------------------------------------------------------------------------------------------

Income before income taxes           432        13,329         2         --             --              --             13,763
Income taxes                         162         4,301        --         --             --              --              4,463
                            --------------------------------------------------------------------------------------------------------
Net income                     $     270     $   9,028     $   2        $--            $--       $      --          $   9,300
                            ========================================================================================================

Total assets                   $ 137,247     $ 261,780     $   5        $--            $--       $ (123,517)        $ 275,515
                            ========================================================================================================


(1) Intersegment eliminations for revenues and expenses are primarily for management, administrative and investment services provided by Midwest Holding. Eliminations for assets consist primarily of investments in wholly-owned subsidiaries, intersegment receivables for management fees and reclassifications between assets and liabilities for taxes and reinsurance.

(2)  Other revenues consist primarily of net realized capital gains.

8. INCOME TAXES

            Components of income taxes are as follows (in thousands):


                                                             1999               1998             1997
                                                     ------------------------------------------------------

Current provision                                            $906              $1,335           $2,969
Deferred tax provision                                        (90)              1,354            1,494
                                                     ------------------------------------------------------
                                                             $816              $2,689           $4,463
                                                     ======================================================


     Midwest Holding's income taxes differ from the federal statutory rate applied to income before tax as follows (in thousands):


                                                                       1999        1998           1997
                                                                -------------------------------------------

Income before tax at the federal statutory rate

(34% - 1999, 35% - 1998 and 1997)                                      $868        $3,023        $4,817
Tax-exempt income (net of proration adjustment)                           -             -          (775)
Dividends received deductions (net of proration adjustment)

                                                                        (81)          (99)          (89)
State income taxes, net of federal tax benefit                           86            37           198
Payment of prior year taxes                                               -             -           300
Recovery of prior year taxes                                            (59)         (267)            -
Other                                                                     2            (5)           12
                                                                -------------------------------------------
                                                                       $816        $2,689        $4,463
                                                                ===========================================



     The deferred income tax provision includes the following differences between financial and income tax reporting (in thousands):


                                                                       1999         1998         1997
                                                                  -----------------------------------------

Discounting of post-1986 unpaid losses and loss adjustment

expenses                                                              $ 167        $   842      $   323
Liabilities not currently deductible                                   (121)           596          636
Unearned premiums                                                      (256)          (151)          57
Investment income not currently taxable                                 156              -            -
Utilization of alternative minimum tax carryforwards                      -              -          496
Other                                                                   (36)            67          (18)
                                                                  -----------------------------------------
                                                                      $ (90)       $ 1,354      $ 1,494
                                                                  =========================================


     Midwest Holding made income tax payments of $1,751,000, $3,041,000 and $1,518,000 in 1999, 1998 and 1997, respectively.

     The components of the net deferred income tax (liability) asset as of December 31 are as follows (in thousands):

                                                                                1999              1998
                                                                       ------------------------------------


Deferred tax assets:
Unpaid losses and loss adjustment expenses                                  $   3,990        $   4,154
Liabilities not currently deductible                                            1,200            1,079
Unearned premiums                                                                 884              628
Other                                                                             730              550
                                                                       ------------------------------------
                                                                                6,804            6,411

Deferred tax liabilities:
Unrealized gains                                                              (18,077)         (16,754)
Other                                                                            (928)            (623)
                                                                       ------------------------------------
                                                                              (19,005)         (17,377)
                                                                       ------------------------------------
                                                                            $ (12,201)       $ (10,966)
                                                                       ====================================



     Management has determined that no valuation allowances were necessary for unrealizable portions of deferred tax assets. This was supported primarily through the presence of taxable income in carryback years and reversals of existing temporary differences which provide taxable income in future years. A portion of the deferred tax assets was supported through reliance on available tax planning strategies which could be implemented at no cost.

9. REINSURANCE

     To reduce overall risk, including exposure to large losses, Midwest Holding participates in various reinsurance programs. Midwest Medical would only become liable for losses in excess of stipulated amounts in the event that any reinsuring company were unable to meet its obligations under the existing agreement. Management is not aware of any such default at December 31, 1999. Midwest Holding evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. Reinsurance recoverables on paid and unpaid losses of $15,648,000 and $13,215,000 are associated with a single reinsurer, General Reinsurance Corporation, at December 31, 1999 and 1998, respectively. Midwest Holding also holds collateral under related reinsurance agreements in the form of letters of credit totaling $2,612,000 that can be drawn upon in the event the applicable reinsuring company is unable to pay its obligation to Midwest Medical.

         Midwest Medical is authorized to issue policies with limits not to exceed $12,000,000 for each claim and $14,000,000 in the aggregate under each policy in any one policy year. Limits in excess of $12,000,000 for each claim and $14,000,000 annual aggregate are available to physicians and clinics through reinsurance placed on a facultative basis by Midwest Medical. Midwest Holding generally retains the first $750,000 of each claim and reinsures the remainder through a treaty under which premiums are subject to adjustment based on experience.

     The effect of reinsurance on premiums written and earned for 1999, 1998 and 1997 is as follows (in thousands):

                              1999                          1998                          1997
                  ----------------------------- ----------------------------- -----------------------------
                     WRITTEN        EARNED         WRITTEN        EARNED         WRITTEN        EARNED
                  ----------------------------- ----------------------------- -----------------------------

Direct                $51,672       $47,048         $39,431       $37,329         $35,722       $36,511
Assumed                    48            48              97            97               -             -
Ceded                  (1,897)         (513)         (2,601)       (2,412)         (3,595)       (3,595)
                  ----------------------------- ----------------------------- -----------------------------
Net                   $49,823       $46,583         $36,927       $35,014         $32,127       $32,916
                  ============================= ============================= =============================



     Loss and loss adjustment expenses incurred are net of applicable reinsurance of $5,204,000, $2,240,000 and $2,455,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

     In 1998, Midwest Holding commuted reinsurance treaties covering the period January 1, 1991 through December 31, 1991. Net premiums recovered as a result of these commutations of $789,000 have been included in net premiums earned in 1998. As a result of this and prior treaty commutations, Midwest Holding has no reinsurance coverage for the exposure period October 1, 1986 through December 31, 1991. Due to the nature of Midwest Holding's policies, there is no risk of incurring future losses related to this time period.

10. OTHER COMMITMENTS

     In the normal course of claim settlement, Midwest Medical negotiates structured settlements including the purchase of annuities from life insurance companies with an A+ rating from A.M. Best (an industry rating organization) at the date of issue and a minimum of $100 million in surplus. These annuities guarantee a stream of payments to the claimant holding the annuity. The majority of these settlements have been assigned to the life insurance company which releases Midwest Medical from any future contractual liability to the claimant. Midwest Medical and its reinsurers could only become liable for ultimate settlement of those claims which have not been assigned. At December 31, 1999 and 1998, respectively, non-assigned structured settlements guaranteed $3,489,000 and $5,820,000 of payments under annuity contracts for which Midwest Medical and its reinsurers paid $2,241,000 and $2,627,000. In the event that the insurance company issuing the annuity was unable to meet its obligation under the terms provided, Midwest Medical would be liable for the ultimate settlement.

11. BENEFIT PLANS

         Substantially all employees at Midwest Holding are covered by a non-contributory defined contribution pension plan. Contributions to the plan are based upon each covered employee's salary. Substantially all employees at Midwest Holding are also covered by a 401(k) plan that provides a 50% match on employee contributions subject to certain limitations. Total contributions charged to expense for the years ended December 31, 1999, 1998 and 1997 were $581,000, $521,000 and $393,000, respectively.

         Midwest Holding provides an unfunded Supplemental Executive Retirement Plan (SERP) which is a non-qualified, defined benefit retirement plan covering certain Company officers. Benefits are based upon years of service and compensation. Although the plan is technically unfunded, Midwest Holding invests in specified assets which are designed to coordinate with the projected obligation under the SERP. The net periodic pension cost for this plan was $441,000, $404,000 and $363,000 for the years ended December 31, 1999, 1998 and
1997, respectively. The liability recognized in the consolidated balance sheets at December 31, 1999 and 1998 related to this plan was $2,704,000 and $2,439,000, respectively.

         Midwest Holding also provides medical benefits to retirees through a defined benefit post-retirement plan which covers substantially all employees. The net periodic post-retirement benefit cost for the years ended December 31, 1999, 1998 and 1997 was $23,000, $41,000 and $27,000, respectively. As of
December 31, 1999, the net post-retirement benefit plan liability was $19,000. As of December 31, 1998, the plan was fully funded.

12. RECONCILIATION WITH STATUTORY ACCOUNTING PRINCIPLES

         The following is a reconciliation of net income and shareholders' equity under accounting principles generally accepted in the United States (US
GAAP) with that reported for Midwest Medical on a statutory basis (in thousands):

                                   NET INCOME


                                                                       YEAR ENDED DECEMBER 31
                                                                1999            1998            1997
                                                          -------------------------------------------------
As reported under US GAAP                                       $1,736          $5,948         $  9,300
Loss (income) of non-insurance entities                          1,714           1,104             (272)
                                                          -------------------------------------------------
On the basis of US GAAP, Midwest Medical only                    3,450           7,052            9,028
Additions (deductions):
Deferred income taxes                                               37           1,390            1,525
                                                          -------------------------------------------------
On the basis of statutory accounting principles                 $3,487          $8,442         $ 10,553
                                                          =================================================

                              SHAREHOLDER'S EQUITY


                                                                            DECEMBER 31
                                                                1999            1998            1997
                                                          -------------------------------------------------
As reported under US GAAP                                       $147,800        $142,446        $126,290

Additions (deductions):

Deferred income taxes                                             12,878          11,526           4,158
Unrealized (gain) loss on fixed maturities                         5,514          (3,222)         (1,385)
Non-admitted assets                                               (1,000)              -               -
Prescribed market value differences                                 (253)              -               -
Other                                                               (179)            (34)             (3)
                                                          -------------------------------------------------
On the basis of statutory accounting principles                 $164,760        $150,716        $129,060
                                                          =================================================

         The equity of Midwest Holding, exclusive of the carrying value of its investment in Midwest Medical, is subject to redemption and therefore reported outside of shareholders' equity under the caption redeemable stock. As a result, consolidated other shareholders' equity as reported on the balance sheets represents equity of Midwest Medical only under accounting principles generally accepted in the United States.

         Under Minnesota insurance statutes, Midwest Medical is required to maintain statutory surplus in excess of ten times its per risk reinsurance retention limit. Since Midwest Medical limited its retention to $750,000 on any single risk, the minimum statutory surplus level was $7,500,000 for 1999 and 1998.

         Dividends that exceed the greater of 10% of Midwest Medical's prior year-end policyholder surplus or Midwest Medical's prior year net income excluding realized capital gains are considered extraordinary under Minnesota insurance statutes. Payment of extraordinary dividends are subject to the approval of the Commissioner of the Department of Commerce of the State of Minnesota. At December 31, 1999, the maximum dividend that may be paid by Midwest Medical in 2000 without regulatory approval is approximately $16,476,000. Midwest Medical paid cash dividends to Midwest Holding of $2,050,000 and $2,000,000 in 1999 and 1998, respectively.

13. EARNINGS PER SHARE

         The following table sets forth the computation of basic and diluted earnings per share (in thousands, except for share and per share amounts):


                                                                1999            1998            1997
                                                          -------------------------------------------------
Numerator for basic and dilutive earnings per share
available to common shareholders                                 $1,736          $5,948          $9,300
                                                          =================================================

Denominator:
Denominator for basic earnings per share--weighted
average shares                                                  124,725         123,004         119,554

Effect of dilutive securities:
         Unvested shares                                         13,792          13,247          12,873
                                                          -------------------------------------------------
Denominator for dilutive earnings per share--
adjusted weighted-average shares and assumed
conversions                                                     138,517         136,251         132,427
                                                          =================================================

Basic earnings per share                                         $13.92          $48.36          $77.79
                                                          =================================================

Diluted earnings per share                                       $12.53          $43.65          $70.23
                                                          =================================================

14. NET REDEMPTION VALUE

         The net redemption value per share of the Class A common shares was as follows:


                                                                        CLASS A         NET REDEMPTION
                                             MIDWEST HOLDING         COMMON SHARES         VALUE PER
                                                NET EQUITY            OUTSTANDING            SHARE
                                           ----------------------------------------------------------------
                                                  (000s)

December 31, 1995                                   $6,975              116,251*             $60.00
                                           =====================                     ======================

December 31, 1996                                   $7,604              118,209              $64.33
                                           =====================                     ======================

December 31, 1997                                   $7,477              121,322              $61.63
                                           =====================                     ======================

December 31, 1998                                   $8,147              125,682              $64.81
                                           =====================                     ======================

December 31, 1999                                   $7,803              123,509              $63.18
                                           =====================                     ======================

* Includes pro forma shares related to merger.

                Midwest Medical Holding Company and Subsidiaries
                                (Parent Company)

           Schedule II--Condensed Financial Information of Registrant

                                 Balance Sheets


                                                                                     DECEMBER 31
                                                                               1999              1998
                                                                       ------------------------------------
                                                                                   (In Thousands)
ASSETS
Short-term investments                                                      $    1,107            1,310
Cash                                                                                 6                -
Investment in subsidiaries                                                     150,734          145,032
Other                                                                            9,001            8,385
                                                                       ------------------------------------
Total assets                                                                $  160,848       $  154,727
                                                                       ====================================
LIABILITIES, REDEEMABLE STOCK AND
OTHER SHAREHOLDERS' EQUITY

LIABILITIES
Accounts payable                                                            $      214       $       43
Accrued expenses and other liabilities                                           5,031            4,091
                                                                       ------------------------------------
                                                                                 5,245            4,134
REDEEMABLE STOCK
Class A Common Stock                                                             7,802            8,146
Class B Common Stock                                                                 1                1
                                                                       ------------------------------------
                                                                                 7,803            8,147
OTHER SHAREHOLDERS' EQUITY
Additional paid-in capital                                                      12,789           12,789
Retained earnings, comprised of undistributed earnings
of subsidiaries                                                                100,095           98,695
Unrealized appreciation on investments, net of income
taxes                                                                           34,916           30,962
                                                                       ------------------------------------
                                                                               147,800          142,446
                                                                       ------------------------------------
Total liabilities, redeemable stock and
other shareholders' equity                                                  $  160,848       $  154,727
                                                                       ====================================


See accompanying note.

           Midwest Medical Insurance Holding Company and Subsidiaries
                                (Parent Company)

                              Statements of Income


                                                                       YEAR ENDED DECEMBER 31
                                                                1999            1998            1997
                                                          -------------------------------------------------
                                                                           (In Thousands)
REVENUES
Management fee from subsidiaries                                 $16,273         $14,038          $9,901
Net investment income                                               (696)           (429)             19
Realized capital gains                                               179             137              47
Other income                                                           6               2               -
                                                          -------------------------------------------------
                                                                  15,762          13,748           9,967

EXPENSES
Operating and administrative                                      15,584          13,481           9,535
                                                          -------------------------------------------------
Income before income taxes and other items                           178             267             432
Income tax expense                                                    91             104             162
                                                          -------------------------------------------------
Income before equity in undistributed income
of subsidiaries                                                       87             163             270
Equity in undistributed income of subsidiaries                     1,649           5,785           9,030
                                                          -------------------------------------------------
Net income                                                       $ 1,736         $ 5,948          $9,300
                                                          =================================================


See accompanying note.

           Midwest Medical Insurance Holding Company and Subsidiaries
                                (Parent Company)

                            Statements of Cash Flows


                                                                       YEAR ENDED DECEMBER 31
                                                                1999            1998            1997
                                                          -------------------------------------------------
                                                                           (In Thousands)
Net cash (used in) provided by operating
activities                                                      $   856        $    (366)     $     (527)

INVESTING ACTIVITIES
Purchase of fixed maturities                                          -          (21,758)        (38,979)
Sales of fixed maturities                                             -           22,826          38,701
Calls and maturities of fixed maturities                              -              250               -
Sales of short-term investments, net                                203            1,420           1,453
Capitalization of Services                                       (1,500)               -               -
Capitalization of Solutions                                        (650)          (3,850)              -

FINANCING ACTIVITIES
Redemption of Class A Common Stock                                 (953)            (522)           (648)
Dividend from Midwest Medical                                     2,050            2,000               -
                                                          -------------------------------------------------
Increase in cash                                                      6                -               -
Cash at beginning of year                                             -                -               -
                                                          -------------------------------------------------
Cash at end of year                                             $     6        $       -      $        -
                                                          =================================================


See accompanying note.

           Midwest Medical Insurance Holding Company and Subsidiaries
                                (Parent Company)

                     Note to Condensed Financial Statements

                                December 31, 1999

         The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Midwest Medical Insurance Holding Company and Subsidiaries.

         See Note 2 to the consolidated financial statements of Midwest Medical Insurance Holding Company and Subsidiaries for a description of the redeemable stock.

         Certain amounts in the prior year's financial statements have been reclassified to conform to the current year presentation.

           Midwest Medical Insurance Holding Company and Subsidiaries

                            Schedule IV--Reinsurance


                COL. A                     COL. B         COL. C          COL. D         COL. E         COL. F
--------------------------------------------------------------------------------------------------------------------
                                                                                                    PERCENTAGE OF
                                                      CEDED TO OTHER   ASSUMED FROM       NET       AMOUNT ASSUMED
                                        GROSS AMOUNT    COMPANIES    OTHER COMPANIES     AMOUNT        TO NET
--------------------------------------------------------------------------------------------------------------------
                                                                      (In Thousands)
Year ended December 31, 1999:
Insurance premiums:
     Property/casualty insurance            $47,048        $   513          $48            $46,583       0.1%

Year ended December 31, 1998:
Insurance premiums:
     Property/casualty insurance             37,329          2,412           97             35,014       0.3%

Year ended December 31, 1997:
Insurance premiums:
     Property/casualty insurance             36,511          3,595            -             32,916       N/A


NOTE TO SCHEDULE IV:


         Ceded premiums for the years ended December 31, 1999, 1998 and 1997 are net of reductions in ceded premiums related to swing rated reinsurance treaties of $5,205,000, $2,550,000 and $2,950,000, respectively. Ceded premiums in 1999 are also net of proceeds from contingent commission on reinsurance covering the period January 1, 1992 through December 31, 1994 of $715,000. Ceded premiums in 1998 are also net of proceeds from commutations of reinsurance covering the period January 1, 1991 through December 31, 1991 of $789,000.

           Midwest Medical Insurance Holding Company and Subsidiaries

                      Schedule VI--Supplemental Information
               Concerning Property/Casualty Insurance Operations


                                  DECEMBER 31                                            YEAR ENDED DECEMBER 31
            ------------------------------------------------------------------------------------------------------------------------
COL. A         COL. B       COL. C       COL. D     COL. E    COL. F    COL. G        COL. H           COL. I       COL. J   COL. K
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  LOSSES AND LOSS
                                                                                ADJUSTMENT EXPENSES
                         RESERVES FOR                                           INCURRED RELATED TO  AMORTIZATION   PAID
              DEFERRED  UNPAID LOSSES  DISCOUNT,                                -------------------  OF DEFERRED   LOSSES
AFFILIATION    POLICY      AND LOSS     IF ANY,                           NET      (1)       (2)       POLICY     AND LOSS
   WITH     ACQUISITION   ADJUSTMENT   DEDUCTED    UNEARNED   EARNED  INVESTMENT CURRENT    PRIOR    ACQUISITION ADJUSTMENT PREMIUMS
REGISTRANT     COSTS       EXPENSES   IN COLUMN C  PREMIUMS  PREMIUMS   INCOME    YEAR      YEAR       COSTS      EXPENSES  WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
                                                                (In Thousands)
Consolidated
property/
casualty
entities

  1999         N/A         $119,141       N/A     $12,797    $46,583   $10,886   $45,942   $(4,474)      N/A       $36,041   $51,672

  1998         N/A          110,964       N/A       8,173     35,014    10,828    41,927    (4,433)      N/A        32,421    39,431

  1997         N/A          107,806       N/A       6,072     32,916    11,430    40,186    (8,352)      N/A        32,782    35,722

            ALLOCATION SCHEDULE - ALL STATES EXCEPT IOWA AND NEBRASKA

Practice                                                                                   Shares per Year
DESCRIPTION                                                                    Rate             (Rate
-----------                                                                                  Relativity)
                                                                                             -----------
Administrative Medicine-No Surg-NOC                                             7                0.70
Forensic/Legal Medicine                                                         7                0.70
Ltd Gen Practice-No Surg-NOC                                                    7                0.70
Occupational Medicine                                                           7                0.70
Pathology-No Surg                                                               7                0.70
Physiatry-Phys Med/Rehab                                                        7                0.70
Psychiatry-Incl Child-No ECT-No Surg                                            7                0.70
Psychoanalysis                                                                  7                0.70
Psychosomatic Medicine                                                          7                0.70
Aerospace Medicine                                                              10               1.00
Allergy                                                                         10               1.00
Colon & Rectal-No Surg-NOC                                                      10               1.00
Dermatology-No Surg                                                             10               1.00
Family Practice or General Practice-No Surg                                     10               1.00
General Preventive Medicine-No Surg                                             10               1.00
Geriatrics-No Surg                                                              10               1.00
Gynecology-No Surg                                                              10               1.00
Hand-No Surg-NOC                                                                10               1.00
Head & Neck-No Surg-NOC                                                         10               1.00
Hypnosis                                                                        10               1.00
Laryngology-No Surg                                                             10               1.00
Neoplastic Disease-No Surg                                                      10               1.00
Nuclear Medicine                                                                10               1.00
Nutrition                                                                       10               1.00
OB/GYN-No Surg-NOC                                                              10               1.00
Obstetrics-No Surg-NOC                                                          10               1.00
Opthalmology-No Surg                                                            10               1.00
Orthopedics-No Surg-NOC                                                         10               1.00
Otology-No Surg                                                                 10               1.00
Otorhinolaryngology-No Surg                                                     10               1.00
Pediatrics-No Surg                                                              10               1.00
Pharmacology-Clinical                                                           10               1.00
Physician-No Surg-NOC                                                           10               1.00
Plastic-No Surg-NOC                                                             10               1.00
Public Health                                                                   10               1.00
Radiology-Diagnostic-No Surg                                                    10               1.00



Rhinology-No Surg                                                               10               1.00
Thoracic-No Surg-NOC                                                            10               1.00
Urology-No Surg-NOC                                                             10               1.00
Vascular-No Surg-NOC                                                            10               1.00
Cardiovascular Diseases-No Surg                                                 15               1.2
Diabetes-No Surg                                                                15               1.2
Endocrinology-No Surg                                                           15               1.2
Gastroenterolgy-No Surg                                                         15               1.2
Hematology-No Surg                                                              15               1.2
Infectious Disease-No Surg                                                      15               1.2
Internal Medicine-No Surg                                                       15               1.2
Nephrology-No Surg                                                              15               1.2
Oncology-No Surg-NOC                                                            15               1.2
Opthalmology-Min Surg                                                           15               1.2
Pulmonary Disease-No Surg                                                       15               1.2
Rhuematology-No Surg                                                            15               1.2
Allergy-Minor Surg-Asst Own Pts                                                 20               1.5
Anesthesiology                                                                  20               1.5
Cardiovascular Diseases-Min Surg                                                20               1.5
Colon & Rectal-Minor Surgery-Asst Own                                           20               1.5
Dermatology-Min Surg                                                            20               1.5
Diabetes-Min Surg                                                               20               1.5
Endocrinology-Min Surg                                                          20               1.5
Family Practice or General Practice-Min Surg                                    20               1.5
Gastroenterolgy-Min Surg                                                        20               1.5
Geriatrics-Min Surg                                                             20               1.5
Gynecology-Min Surg                                                             20               1.5
Hand-Minor Surgery-Asst Own Pts                                                 20               1.5
Head & Neck-Minor Surgery-Asst Own                                              20               1.5
Hematology-Min Surg                                                             20               1.5
Infectious Disease-Min Surg                                                     20               1.5
Intensive Care Medicine                                                         20               1.5
Internal Medicine-Min Surg                                                      20               1.5
Laryngology-Min Surg                                                            20               1.5
Neoplastic Disease-Min Surg                                                     20               1.5
Nephrology-Min Surg                                                             20               1.5
Neurology-Incl Child-Min Surg                                                   20               1.5
Neurology-Incl Child-No Surg                                                    20               1.5
Nuclear Medicine-Minor Surgery-No Rad                                           20               1.5
Occupational Medicine-Minor Surgery-Asst                                        20               1.5
Orthopedics-Minor Surgery-Asst Own                                              20               1.5
Otology-Min Surg                                                                20               1.5




Otorhinolaryngology-Min Surg                                                    20               1.5
Pathology-Min Surg                                                              20               1.5
Pediatrics-Min Surg                                                             20               1.5
Physician-Min Surg-NOC                                                          20               1.5
Plastic-Minor Surgery-Asst Own Pts                                              20               1.5
Psychiatry-Incl ECT-No Maj                                                      20               1.5
Pulmonary Disease-Minor Surgery                                                 20               1.5
Radiology-Diagnostic-Min Surg                                                   20               1.5
Rhinology-Min Surg                                                              20               1.5
Rhuematology-Minor Surgery-Asst Own                                             20               1.5
S-Ophthalmology                                                                 20               1.5
Sports Medicine-Min Surg                                                        20               1.5
Broncho-Esophagology                                                            30               2.10
Cardivasc Dis-Incl Cath-No Maj                                                  30               2.10
Dermatology-Incl Rad Therapy                                                    30               2.10
Emergency Medicine-No Maj Surg                                                  30               2.10
Lasers-Used in Therapy                                                          30               2.10
Neonatology                                                                     30               2.10
Neurology-Incl ECT-No Maj Surg                                                  30               2.10
Neurology-Maj Risk Proc-No Maj Surg                                             30               2.10
Nuclear Med-Incl Rad Ther-No Maj                                                30               2.10
Pediatrics-Maj Risk Proc-No Surg                                                30               2.10
Physician-No Maj-Acupunture                                                     30               2.10
Physician-No Maj-Angiography                                                    30               2.10
Physician-No Maj-Arteriography                                                  30               2.10
Physician-No Maj-Catheterization                                                30               2.10
Physician-No Maj-Colonoscopy                                                    30               2.10
Physician-No Maj-Discograms                                                     30               2.10
Physician-No Maj-ERCP                                                           30               2.10
Physician-No Maj-Laparoscopy                                                    30               2.10
Physician-No Maj-Lasers-Used in therapy                                         30               2.10
Physician-No Maj-Lymphangiography                                               30               2.10
Physician-No Maj-Myleography                                                    30               2.10
Physician-No Maj-Needle Biopsy                                                  30               2.10
Physician-No Maj-Phlebography                                                   30               2.10
Physician-No Maj-Pneumatic/Mech Esoph Dilation                                  30               2.10
Physician-No Maj-Pneumoencephalography                                          30               2.10
Physician-No Maj-Radiation Therapy                                              30               2.10
Physician-No Maj-Radiopaque Dye                                                 30               2.10
Physicians-Maj Risk Proc-No Surg                                                30               2.10
S-Colon & Rectal                                                                30               2.10
S-Endocrinology                                                                 30               2.10




S-Family Practice-Ob-No C-Sections                                              30               2.10
S-Gastroenterology                                                              30               2.10
S-Geriatrics                                                                    30               2.10
S-Neoplastic                                                                    30               2.10
S-Nephrology                                                                    30               2.10
S-Urological                                                                    30               2.10
Emergency Medicine-Incl Maj Surg                                                40               2.60
S-Abdominal                                                                     40               2.60
S-Family Practice-OB-C-Sections                                                 40               2.60
S-Otorhinolaryngology                                                           40               2.60
S-Plastic-Otorhinolaryngology                                                   40               2.60
S-Rhinology                                                                     40               2.60
S-General                                                                       43               3.20
Foot and Ankle Surgery                                                          50                4.0
Oral Maxillofacial Surgery                                                      50                4.0
S-Dermatologic                                                                  50                4.0
S-Gynecology                                                                    50                4.0
S-Laryngology                                                                   50                4.0
S-Neonatology                                                                   50                4.0
S-Otology                                                                       50                4.0
S-Plastic-NOC                                                                   50                4.0
Fetal & Maternal Medicines                                                      60               5.50
S-Cardiac                                                                       60               5.50
S-Cardiovascular Disease                                                        60               5.50
S-Hand                                                                          60               5.50
S-Head & Neck                                                                   60               5.50
S-OB/GYN                                                                        60               5.50
S-Obstetrics                                                                    60               5.50
S-Orthopedic-Excl Spine                                                         60               5.50
S-Orthopedic-Incl Spine                                                         60               5.50
S-Thoracic                                                                      60               5.50
S-Vascular                                                                      60               5.50
S-Traumatic                                                                     70               6.50
S-Neurology-Incl Child                                                          80               9.00

                           ALLOCATION SCHEDULE - IOWA

Practice                                                                                   Shares per Year
DESCRIPTION                                                                Rate Class           (Rate
-----------                                                                                   Relativity)
Administrative Medicine-No Surg-NOC                                              7               0.83
Ltd Gen Practice-No Surg-NOC                                                     7               0.83
Psychiatry-Incl Child-No ECT-No Surg                                             7               0.83
Psychoanalysis                                                                   7               0.83
Psychosomatic Medicine                                                           7               0.83
Aerospace Medicine                                                              10               1.00
Allergy                                                                         10               1.00
Cardiovascular Diseases-No Surg                                                 10               1.00
Colon & Rectal-No Surg-NOC                                                      10               1.00
Dermatology-No Surg                                                             10               1.00
Diabetes-No Surg                                                                10               1.00
Endocrinology-No Surg                                                           10               1.00
Family Practice or General Practice-No Surg                                     10               1.00
Forensic/Legal Medicine                                                         10               1.00
Gastroenterolgy-No Surg                                                         10               1.00
General Preventive Medicine-No Surg                                             10               1.00
Geriatrics-No Surg                                                              10               1.00
Gynecology-No Surg                                                              10               1.00
Hand-No Surg-NOC                                                                10               1.00
Head & Neck-No Surg-NOC                                                         10               1.00
Hematology-No Surg                                                              10               1.00
Hypnosis                                                                        10               1.00
Infectious Disease-No Surg                                                      10               1.00
Internal Medicine-No Surg                                                       10               1.00
Laryngology-No Surg                                                             10               1.00
Neoplastic Disease-No Surg                                                      10               1.00
Nephrology-No Surg                                                              10               1.00
Neurology-Incl Child-No Surg                                                    10               1.00
Nuclear Medicine                                                                10               1.00
Nutrition                                                                       10               1.00
OB/GYN-No Surg-NOC                                                              10               1.00
Obstetrics-No Surg-NOC                                                          10               1.00
Occupational Medicine                                                           10               1.00
Opthalmology-No Surg                                                            10               1.00
Orthopedics-No Surg-NOC                                                         10               1.00
Otology-No Surg                                                                 10               1.00


Otorhinolaryngology-No Surg                                                     10               1.00
Pathology-No Surg                                                               10               1.00
Pediatrics-No Surg                                                              10               1.00
Pharmacology-Clinical                                                           10               1.00
Physiatry-Phys Med/Rehab                                                        10               1.00
Physician-No Surg-NOC                                                           10               1.00
Plastic-No Surg-NOC                                                             10               1.00
Public Health                                                                   10               1.00
Radiology-Diagnostic-No Surg                                                    10               1.00
Rhuematology-No Surg                                                            10               1.00
Rhinology-No Surg                                                               10               1.00
Thoracic-No Surg-NOC                                                            10               1.00
Urology-No Surg-NOC                                                             10               1.00
Vascular-No Surg-NOC                                                            10               1.00
Oncology-No Surg-NOC                                                            15               1.20
Pulmonary Disease-No Surg                                                       15               1.20
Allergy-Minor Surg-Asst Own Pts                                                 20               1.52
Anesthesiology                                                                  20               1.52
Cardiovascular Diseases-Min Surg                                                20               1.52
Colon & Rectal-Minor Surgery-Asst Own                                           20               1.52
Dermatology-Min Surg                                                            20               1.52
Diabetes-Min Surg                                                               20               1.52
Endocrinology-Min Surg                                                          20               1.52
Family Practice or General Practice-Min Surg                                    20               1.52
Gastroenterolgy-Min Surg                                                        20               1.52
Geriatrics-Min Surg                                                             20               1.52
Gynecology-Min Surg                                                             20               1.52
Hand-Minor Surgery-Asst Own Pts                                                 20               1.52
Head & Neck-Minor Surgery-Asst Own                                              20               1.52
Hematology-Min Surg                                                             20               1.52
Infectious Disease-Min Surg                                                     20               1.52
Intensive Care Medicine                                                         20               1.52
Internal Medicine-Min Surg                                                      20               1.52
Laryngology-Min Surg                                                            20               1.52
Neoplastic Disease-Min Surg                                                     20               1.52
Nephrology-Min Surg                                                             20               1.52
Neurology-Incl Child-Min Surg                                                   20               1.52
Nuclear Medicine-Minor Surgery-No Rad                                           20               1.52
Occupational Medicine-Minor Surgery-Asst                                        20               1.52
Opthalmology-Min Surg                                                           20               1.52
Orthopedics-Minor Surgery-Asst Own                                              20               1.52
Otology-Min Surg                                                                20               1.52


Otorhinolaryngology-Min Surg                                                    20               1.52
Pathology-Min Surg                                                              20               1.52
Pediatrics-Min Surg                                                             20               1.52
Physician-Min Surg-NOC                                                          20               1.52
Plastic-Minor Surgery-Asst Own Pts                                              20               1.52
Psychiatry-Incl ECT-No Maj                                                      20               1.52
Pulmonary Disease-Minor Surgery                                                 20               1.52
Radiology-Diagnostic-Min Surg                                                   20               1.52
Rhinology-Min Surg                                                              20               1.52
Rhuematology-Minor Surgery-Asst Own                                             20               1.52
S-Ophthalmology                                                                 20               1.52
Sports Medicine-Min Surg                                                        20               1.52
S-Family Practice-Ob-No C-Sections                                              25               2.00
S-Urological                                                                    25               2.00
Broncho-Esophagology                                                            30               2.31
Cardivasc Dis-Incl Cath-No Maj                                                  30               2.31
Dermatology-Incl Rad Therapy                                                    30               2.31
Emergency Medicine-No Maj Surg                                                  30               2.31
Lasers-Used in Therapy                                                          30               2.31
Neonatology                                                                     30               2.31
Neurology-Incl ECT-No Maj Surg                                                  30               2.31
Neurology-Maj Risk Proc-No Maj Surg                                             30               2.31
Nuclear Med-Incl Rad Ther-No Maj                                                30               2.31
Pediatrics-Maj Risk Proc-No Surg                                                30               2.31
Physician-No Maj-Acupunture                                                     30               2.31
Physician-No Maj-Angiography                                                    30               2.31
Physician-No Maj-Arteriography                                                  30               2.31
Physician-No Maj-Catheterization                                                30               2.31
Physician-No Maj-Colonoscopy                                                    30               2.31
Physician-No Maj-Discograms                                                     30               2.31
Physician-No Maj-ERCP                                                           30               2.31
Physician-No Maj-Laparoscopy                                                    30               2.31
Physician-No Maj-Lasers-Used in therapy                                         30               2.31
Physician-No Maj-Lymphangiography                                               30               2.31
Physician-No Maj-Myleography                                                    30               2.31
Physician-No Maj-Needle Biopsy                                                  30               2.31
Physician-No Maj-Phlebography                                                   30               2.31
Physician-No Maj-Pneumatic/Mech Esoph Dilation                                  30               2.31
Physician-No Maj-Pneumoencephalography                                          30               2.31
Physician-No Maj-Radiation Therapy                                              30               2.31
Physician-No Maj-Radiopaque Dye                                                 30               2.31
Physicians-Maj Risk Proc-No Surg                                                30               2.31


S-Endocrinology                                                                 30               2.31
S-Gastroenterology                                                              30               2.31
S-Geriatrics                                                                    30               2.31
S-Neoplastic                                                                    30               2.31
S-Nephrology                                                                    30               2.31
Emergency Medicine-Incl Maj Surg                                                40               2.96
S-Family Practice-OB-C-Sections                                                 40               2.96
S-Otorhinolaryngology                                                           40               2.96
S-Rhinology                                                                     40               2.96
S-Dermatologic                                                                  43               3.00
S-General                                                                       46               3.62
Foot and Ankle Surgery                                                          50               4.41
Oral Maxillofacial Surgery                                                      50               4.41
S-Abdominal                                                                     50               4.41
S-Colon & Rectal                                                                50               4.41
S-Laryngology                                                                   50               4.41
S-Neonatology                                                                   50               4.41
S-Otology                                                                       50               4.41
S-Plastic-Otorhinolaryngology                                                   50               4.41
S-Cardiac                                                                       60               4.93
S-Gynecology                                                                    60               4.93
S-Hand                                                                          60               4.93
S-Head & Neck                                                                   60               4.93
S-Obstetrics                                                                    60               4.93
S-Orthopedic-Excl Spine                                                         60               4.93
S-Plastic-NOC                                                                   60               4.93
S-Orthopedic-Incl Spine                                                         70               5.98
S-Thoracic                                                                      70               5.98
S-Vascular                                                                      70               5.98
Fetal & Maternal Medicines                                                      80               7.37
S-Cardiovascular Disease                                                        80               7.37
S-OB/GYN                                                                        80               7.37
S-Traumatic                                                                     80               7.37
S-Neurology-Incl Child                                                         100               9.21

                         ALLOCATION SCHEDULE - NEBRASKA

Practice                                                                                   Shares per Year
DESCRIPTION                                                                    Rate             (Rate
-----------                                                                                  Relativity)
Administrative Medicine-No Surg-NOC                                              7               0.70
Ltd Gen Practice-No Surg-NOC                                                     7               0.70
Psychiatry-Incl Child-No ECT-No Surg                                            10               1.00
Psychoanalysis                                                                  10               1.00
Psychosomatic Medicine                                                          10               1.00
Aerospace Medicine                                                              10               1.00
Allergy                                                                         10               1.00
Cardiovascular Diseases-No Surg                                                 10               1.00
Colon & Rectal-No Surg-NOC                                                      10               1.00
Dermatology-No Surg                                                             10               1.00
Diabetes-No Surg                                                                10               1.00
Endocrinology-No Surg                                                           10               1.00
Family Practice or General Practice-No Surg                                     10               1.00
Forensic/Legal Medicine                                                         10               1.00
Gastroenterolgy-No Surg                                                         10               1.00
General Preventive Medicine-No Surg                                             10               1.00
Geriatrics-No Surg                                                              10               1.00
Gynecology-No Surg                                                              10               1.00
Hand-No Surg-NOC                                                                10               1.00
Head & Neck-No Surg-NOC                                                         10               1.00
Hematology-No Surg                                                              10               1.00
Hypnosis                                                                        10               1.00
Infectious Disease-No Surg                                                      10               1.00
Internal Medicine-No Surg                                                       10               1.00
Laryngology-No Surg                                                             10               1.00
Neoplastic Disease-No Surg                                                      10               1.00
Nephrology-No Surg                                                              10               1.00
Neurology-Incl Child-No Surg                                                    10               1.00
Nuclear Medicine                                                                10               1.00
Nutrition                                                                       10               1.00
OB/GYN-No Surg-NOC                                                              10               1.00
Obstetrics-No Surg-NOC                                                          10               1.00
Occupational Medicine                                                           10               1.00
Opthalmology-No Surg                                                            10               1.00
Orthopedics-No Surg-NOC                                                         10               1.00


Otology-No Surg                                                                 10               1.00
Otorhinolaryngology-No Surg                                                     10               1.00
Pathology-No Surg                                                               10               1.00
Pediatrics-No Surg                                                              10               1.00
Pharmacology-Clinical                                                           10               1.00
Physiatry-Phys Med/Rehab                                                        10               1.00
Physician-No Surg-NOC                                                           10               1.00
Plastic-No Surg-NOC                                                             10               1.00
Public Health                                                                   10               1.00
Radiology-Diagnostic-No Surg                                                    10               1.00
Rhuematology-No Surg                                                            10               1.00
Rhinology-No Surg                                                               10               1.00
Thoracic-No Surg-NOC                                                            10               1.00
Urology-No Surg-NOC                                                             10               1.00
Vascular-No Surg-NOC                                                            10               1.00
Pulmonary Disease-No Surg                                                       10               1.00
Oncology-No Surg-NOC                                                            15               1.20
Allergy-Minor Surg-Asst Own Pts                                                 20               1.67
Cardiovascular Diseases-Min Surg                                                20               1.67
Colon & Rectal-Minor Surgery-Asst Own                                           20               1.67
Dermatology-Min Surg                                                            20               1.67
Diabetes-Min Surg                                                               20               1.67
Endocrinology-Min Surg                                                          20               1.67
Family Practice or General Practice-Min Surg                                    20               1.67
Gastroenterolgy-Min Surg                                                        20               1.67
Geriatrics-Min Surg                                                             20               1.67
Gynecology-Min Surg                                                             20               1.67
Hand-Minor Surgery-Asst Own Pts                                                 20               1.67
Head & Neck-Minor Surgery-Asst Own                                              20               1.67
Hematology-Min Surg                                                             20               1.67
Infectious Disease-Min Surg                                                     20               1.67
Intensive Care Medicine                                                         20               1.67
Internal Medicine-Min Surg                                                      20               1.67
Laryngology-Min Surg                                                            20               1.67
Neoplastic Disease-Min Surg                                                     20               1.67
Nephrology-Min Surg                                                             20               1.67
Neurology-Incl Child-Min Surg                                                   20               1.67
Nuclear Medicine-Minor Surgery-No Rad                                           20               1.67
Occupational Medicine-Minor Surgery-Asst                                        20               1.67
Opthalmology-Min Surg                                                           20               1.67
Orthopedics-Minor Surgery-Asst Own                                              20               1.67
Otology-Min Surg                                                                20               1.67


Otorhinolaryngology-Min Surg                                                    20               1.67
Pathology-Min Surg                                                              20               1.67
Pediatrics-Min Surg                                                             20               1.67
Physician-Min Surg-NOC                                                          20               1.67
Plastic-Minor Surgery-Asst Own Pts                                              20               1.67
Psychiatry-Incl ECT-No Maj                                                      20               1.67
Pulmonary Disease-Minor Surgery                                                 20               1.67
Radiology-Diagnostic-Min Surg                                                   20               1.67
Rhinology-Min Surg                                                              20               1.67
Rhuematology-Minor Surgery-Asst Own                                             20               1.67
Sports Medicine-Min Surg                                                        20               1.67
Anesthesiology                                                                  30               2.18
S-Ophthalmology                                                                 30               2.18
S-Family Practice-Ob-No C-Sections                                              30               2.18
S-Urological                                                                    30               2.18
Broncho-Esophagology                                                            30               2.18
Cardivasc Dis-Incl Cath-No Maj                                                  30               2.18
Dermatology-Incl Rad Therapy                                                    30               2.18
Lasers-Used in Therapy                                                          30               2.18
Neonatology                                                                     30               2.18
Neurology-Incl ECT-No Maj Surg                                                  30               2.18
Neurology-Maj Risk Proc-No Maj Surg                                             30               2.18
Nuclear Med-Incl Rad Ther-No Maj                                                30               2.18
Pediatrics-Maj Risk Proc-No Surg                                                30               2.18
Physician-No Maj-Acupunture                                                     30               2.18
Physician-No Maj-Angiography                                                    30               2.18
Physician-No Maj-Arteriography                                                  30               2.18
Physician-No Maj-Catheterization                                                30               2.18
Physician-No Maj-Colonoscopy                                                    30               2.18
Physician-No Maj-Discograms                                                     30               2.18
Physician-No Maj-ERCP                                                           30               2.18
Physician-No Maj-Laparoscopy                                                    30               2.18
Physician-No Maj-Lasers-Used in therapy                                         30               2.18
Physician-No Maj-Lymphangiography                                               30               2.18
Physician-No Maj-Myleography                                                    30               2.18
Physician-No Maj-Needle Biopsy                                                  30               2.18
Physician-No Maj-Phlebography                                                   30               2.18
Physician-No Maj-Pneumatic/Mech Esoph Dilation                                  30               2.18
Physician-No Maj-Pneumoencephalography                                          30               2.18
Physician-No Maj-Radiation Therapy                                              30               2.18
Physician-No Maj-Radiopaque Dye                                                 30               2.18
Physicians-Maj Risk Proc-No Surg                                                30               2.18


S-Endocrinology                                                                 30               2.18
S-Gastroenterology                                                              30               2.18
S-Geriatrics                                                                    30               2.18
S-Neoplastic                                                                    30               2.18
S-Nephrology                                                                    30               2.18
S-Colon & Rectal                                                                30               2.18
Emergency Medicine-No Maj Surg                                                  40               2.71
S-Family Practice-OB-C-Sections                                                 40               2.71
S-Otorhinolaryngology                                                           40               2.71
S-Rhinology                                                                     40               2.71
S-Laryngology                                                                   40               2.71
S-Otology                                                                       40               2.71
Oral Maxillofacial Surgery                                                      50               4.00
Emergency Medicine-Incl Maj Surg                                                60               4.26
S-Dermatologic                                                                  60               4.26
S-General                                                                       60               4.26
S-Abdominal                                                                     60               4.26
S-Neonatology                                                                   60               4.26
S-Plastic-Otorhinolaryngology                                                   60               4.26
S-Gynecology                                                                    60               4.26
S-Hand                                                                          60               4.26
S-Head & Neck                                                                   60               4.26
S-Plastic-NOC                                                                   60               4.26
Foot and Ankle Surgery                                                          70               5.50
S-Cardiac                                                                       70               5.50
S-Orthopedic-Excl Spine                                                         70               5.50
S-Orthopedic-Incl Spine                                                         70               5.50
S-Thoracic                                                                      70               5.50
S-Vascular                                                                      70               5.50
S-Cardiovascular Disease                                                        70               5.50
S-Traumatic                                                                     70               5.50
S-Obstetrics                                                                    80               6.52
Fetal & Maternal Medicines                                                      80               6.52
S-OB/GYN                                                                        80               6.52
S-Neurology-Incl Child                                                          90               7.86


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are the estimated expenses to be paid by the Midwest Holding in connection with the distribution of the securities being registered. All such expenses are estimated, except for the SEC registration fee:

SEC registration fee  ....................................................................................$6,372.00
Accounting fees and expenses............................................................................  10,000.00
Legal fees and expenses...................................................................................10,000.00
Printing and engraving expenses...........................................................................10,000.00
Blue Sky fees and expenses.................................................................................5,000.00
Miscellaneous expenses.......................................................................................628.00

       Total.............................................................................................$42,000.00
                                                                                                         ==========

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article X of the Bylaws of the registrant provides that each director, committee member, officer, and employee shall be indemnified for expenses and liabilities in the manner, under the circumstances, and to the extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time. Indemnification is also extended to certain consultants, agents, directors, officers and employees of subsidiaries of the registrant.

         Minnesota Statutes, Section 302A.521, generally requires a corporation to indemnity its directors, officers, and employees against judgments, penalties, fines, and expenses, including attorney's fees, incurred in connection with their official capacities, provided that such person (i) has not been indemnified by another with respect to the same matter, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) had no reasonable cause to believe that his conduct was unlawful, and (v) reasonably believed that his conduct was in the best interests of the corporation.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

         The registrant has made no sales of unregistered securities in the last three years.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)    Exhibits.

     (3)     3A.  Restated Articles of Incorporation of the registrant (Form
                  S-4, Exhibit 3C).

     (3)     3B.  Bylaws of the registrant, as amended (Form S-4, Exhibit 3D).

     (6)     5.   Opinion and Consent of Best & Flanagan LLP

     (1)     9.   Voting Trust Agreement between the Minnesota Medical
                  Association and the Iowa Medical Society.

     (1)     10A. Governance Agreement between the registrant and the Minnesota
                  Medical Association, holder of the registrant's Class B Common Share, dated November 30, 1998.

     (7)     10B. Lease for office space between the registrant and Centennial
                  Lakes IV, L.L.C., Lexington Property Fund, L.P., dated July 30, 1999.

     (7)     10C. Amended and Restated Management Agreement between the registrant and Midwest Medical Insurance Company dated July 1, 1999.

     (5)     10D. Agreement of Reinsurance between Midwest Medical Insurance
                  Company and General Reinsurance Corporation, dated January 1, 1998.

     (2)     10E. Letter Employment Agreement between the registrant and David
                  P. Bounk, President and Chief Executive Officer of the registrant and Midwest Medical Insurance Company, dated January 1, 1993.

     (7)     10F. 1999 Officers Short-Term Incentive Plan of the registrant.

     (4)     10G. Amended and Restated Supplemental Executive Retirement Plan of
                  the registrant.

     (7)     10H. Amended and Restated Endorsement Agreement between Midwest
                  Medical Insurance Company and Iowa Medical Society, dated January 1, 1999.

     (4)     10I. Form of Termination Agreement with Executive Officers.
     (5)     21.  Subsidiaries of the registrant.

     (6)     23A. Consent of Ernst & Young LLP

   * (6)     24.  Powers of Attorney.

     (7)     27. Financial Data Schedule.

(1) Incorporated herein by reference to the registration statement on Form S-4, file number 33-55062, filed by registrant on November 25, 1993, as amended.

(2) Incorporated herein by reference to the registration statement on Form S-1,
           SEC file number 33-70182, filed by registrant on October 12, 1993, as amended.

(3) Incorporated herein by reference to the registration statement on Form S-4,
           SEC file number 333-00134, filed by registrant on January 10, 1996, as amended.

(4) Incorporated herein by reference to the registration statement on Form S-1,
           SEC file number 333-29047, filed by registrant on June 11, 1997, as amended.

(5) Incorporated herein by reference to the Annual Report on Form 10-K filed by registrant for the year ended December 31, 1998, SEC File No. 0-21230.

(6) Filed with original registration statement SEC file number 333-76999, on
           April 26, 1999.

(7) Incorporated herein by reference to the Annual Report on Form 10-K filed by registrant for the year ended December 31, 1999, SEC File No.
           0-21230.

(*)  Filed herewith.

     (b)      Financial Statement Schedules.

              The following financial statement schedules of the Midwest Holding required by Regulation S-X and Form S-1 are filed as part of this Registration Statement:

              II. Condensed Financial Information of Registrant (Parent Company)--Balance Sheets--December 31, 1999 and 1998, Statements of Income--For the Years Ended December 31, 1999 and 1998 and 1997; and, Statements of Cash Flows--For the Years Ended December 31, 1999, 1998 and 1997. Included in "FINANCIAL STATEMENTS" Section of Prospectus filed herewith.

              IV. Reinsurance Summary for the Years Ended December 31, 1999, 1998 and 1997. Included in "FINANCIAL STATEMENTS" section of Prospectus filed herewith.

              VI. Supplemental Information Concerning Property/Casualty Insurance Operations--December 31, 1999 and 1998, and for Each of the Three Years in the Period Ended December 31, 1999. Included in "FINANCIAL STATEMENTS" section of Prospectus filed herewith.

ITEM 17.      UNDERTAKINGS.

     (a)      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registrant statement to include any financial statements required by 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on April 27, 2000.



                                    MIDWEST MEDICAL INSURANCE HOLDING
                                    COMPANY

                                    By:           /s/ David P. Bounk
                                       -------------------------------------
                                          David P. Bounk, President and
                                            Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 27, 2000.


SIGNATURE                                  CAPACITY
---------                                  --------

   /s/ David P. Bounk    Principal Executive Officer and Director
-----------------------
David P. Bounk

   /s/ Niles A. Cole     Principal Financial Officer and
-----------------------
Niles A. Cole                 Principal Accounting Officer
          *                Director, Chairman of the Board
-----------------------
Andrew J.K. Smith, M.D.
          *                      Director
-----------------------
Michael Abrams
          *                      Director
-----------------------
John R. Balfanz, M.D.
          *                      Director
-----------------------
Gail P. Bender, M.D.
          *                      Director
-----------------------
James R. Bishop, M.D.
          *                      Director
-----------------------
Thomas C. Evans, M.D.
          *                      Director
-----------------------
Roger L. Frerichs, M.D.
          *                      Director
-----------------------
G. Richard Geier, M.D.
          *                      Director
-----------------------
Anthony C. Jaspers, M.D.
          *                      Director
-----------------------
Russel J. Kuzel, M.D.

          *                       Director
----------------------------
Wayne F. Leebaw, M.D.
          *                       Director
----------------------------
Mark O. Liaboe, M.D.
          *                       Director
----------------------------
Stephen A. McCue, M.D.
          *                       Director
----------------------------
Harold W. Miller, M.D.
          *                       Director
----------------------------
Anton S. Nesse, M.D.
          *                       Director
----------------------------
Mark D. Odland, M.D.
          *                       Director
----------------------------
G. William Orr, M.D.
          *                       Director
----------------------------
Paul S. Sanders, M.D.
          *                       Director
----------------------------
Richard D. Schmidt, M.D.
          *                       Director
----------------------------
Judith F. Shank, M.D.
          *                       Director
----------------------------
G. David Spoelhof, M.D.
          *                       Director
----------------------------
Thomas D. Throckmorton, M.D.
          *                       Director
----------------------------
Bruce R. Trimble, M.D.

    *By:           /s/ David P. Bounk
        -----------------------------------
           David P. Bounk pursuant to
           power of attorney

The above persons signing as directors constitute all of the directors of the registrant.

                                      S-2